                                                                    Exhibit a(1)
OFFERING CIRCULAR

                               CHEMED CORPORATION
                              CHEMED CAPITAL TRUST
                               OFFER TO EXCHANGE
          CHEMED CAPITAL TRUST CONVERTIBLE TRUST PREFERRED SECURITIES
      (LIQUIDATION AMOUNT $27 PER CONVERTIBLE TRUST PREFERRED SECURITY AND
        GUARANTEED TO THE EXTENT SET FORTH HEREIN BY CHEMED CORPORATION)

                                      FOR

                     UP TO 2,000,000 OUTSTANDING SHARES OF
                      CAPITAL STOCK OF CHEMED CORPORATION

THE EXCHANGE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 24, 2000, UNLESS THE EXCHANGE OFFER IS EXTENDED.

     Chemed Corporation, a Delaware corporation (the "Company"), and Chemed Capital Trust, a Delaware statutory business trust (the "Trust" or the "Issuer"), hereby offer, upon the terms and subject to the conditions set forth in this Offering Circular and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange Convertible Trust Preferred Securities representing preferred undivided beneficial interests in the assets of the Trust (the "Preferred Securities"), for up to 2,000,000 of the outstanding shares (the "Shares") of Capital Stock, par value $1 per share (the "Capital Stock"), of the Company. Concurrently with the issuance of Preferred Securities in exchange for Shares validly tendered in the Exchange Offer, the Company will deposit in the Trust as trust assets its Convertible Junior Subordinated Debentures due 2030 (the "Junior Subordinated Debentures"), having an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities to be issued by the Trust in the Exchange Offer.

     Distributions (as defined herein) will accrue on the Preferred Securities at the annual rate of $2.00 for each Preferred Security, payable quarterly in arrears. The Trust reserves the right to defer Distributions on the Preferred Securities for up to 20 consecutive quarters. Deferred Distributions will compound quarterly. Each of the Preferred Securities is convertible, at the option of the holder, into Shares at the rate of 0.73 of a Share for each Preferred Security (equivalent to a conversion price of $37 per Share), subject to adjustment in certain circumstances.

     Exchanges will be made on the basis of one Preferred Security for each Share validly tendered and accepted for exchange in the Exchange Offer. As of December 20, 1999, there were 10,398,781 Shares outstanding. Shares not accepted for exchange because of proration will be returned. For a description of the other terms of the Exchange Offer, see "The Exchange Offer -- Terms of the Exchange Offer," "-- Expiration Date; Extensions; Amendments; Termination,"
"-- Withdrawal of Tenders," "-- Acceptance of Shares and Proration" and "-- Odd Lots; Dividend Reinvestment Plan."Application will be made to list the Preferred Securities on the New York Stock Exchange (the "NYSE"). In order to satisfy the NYSE listing requirements, acceptance of Shares validly tendered in the Exchange Offer is subject to the condition that as of the expiration date (the "Expiration Date") there be at least 1,000,000 Shares validly tendered, and not withdrawn, by at least 400 record or beneficial holders of Shares (the "Minimum Distribution Condition"), which condition may be waived. See "The Exchange
Offer -- Expiration Date; Extensions; Amendments; Termination" and
"-- Conditions to the Exchange Offer."

     The Company and the Trust expressly reserve the right, in their sole discretion, subject to applicable law, to (i) terminate the Exchange Offer, and not accept for exchange any Shares and promptly return all Shares upon the failure of any of the conditions specified above or in "The Exchange
Offer -- Conditions to the Exchange Offer," (ii) waive any condition to the Exchange Offer and accept Shares previously tendered pursuant to the Exchange Offer and not withdrawn, (iii) extend the Expiration Date, subject, however, to all withdrawal rights of holders (see "The Exchange Offer -- Withdrawal of Tenders"), (iv) amend the terms of the Exchange Offer or

                                                        (Continued on next page)

     PROSPECTIVE EXCHANGING HOLDERS OF SHARES SHOULD SEE "RISK FACTORS" STARTING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THE PREFERRED SECURITIES THAT SHOULD BE CONSIDERED BY INVESTORS, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON THE JUNIOR SUBORDINATED DEBENTURES AND THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED U.S. FEDERAL INCOME TAX CONSEQUENCES.
                            ------------------------
            The date of this Offering Circular is December 23, 1999.

(Continued from cover page)

(v) modify the form of the consideration to be paid pursuant to the Exchange Offer. Any amendment applicable to the Exchange Offer will apply to all Shares tendered pursuant to the Exchange Offer. The minimum period during which the Exchange Offer must remain open following material changes in the terms of the Exchange Offer or the information concerning the Exchange Offer, other than a change in the percentage of securities sought or the price, depends upon the facts and circumstances, including the relative materiality of such terms or information. See "The Exchange Offer -- Expiration Date; Extensions; Amendments; Termination."

     The Company will own, directly or indirectly, all the securities representing common undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"). The Trust exists for the purpose of (a) issuing (i) its Preferred Securities in exchange for Shares validly tendered in the Exchange Offer and delivering such Shares to the Company in consideration for the deposit by the Company of Junior Subordinated Debentures having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Preferred Securities in the Trust as trust assets and (ii) its Common Securities to the Company in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary and incidental thereto. The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided, however, that (i) if an Event of Default (as defined herein) under the Declaration (as defined herein) occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, replace or remove trustees of the Trust and to increase or decrease the number of trustees of the Trust, subject to the right of holders of Preferred Securities to appoint a trustee of the Trust (the "Special Trustee") upon the occurrence of certain events described herein. See "Description of Preferred Securities" and "Description of Junior Subordinated Debentures."
                            ------------------------

         THE EXCHANGE OFFER IS SUBJECT TO CERTAIN OTHER CONDITIONS. SEE
           "THE EXCHANGE OFFER -- CONDITIONS TO THE EXCHANGE OFFER."
                            ------------------------

     Shares of the Capital Stock are listed and traded on the NYSE. On December 20, 1999, the reported closing sales price of the Capital Stock on the NYSE Composite Tape was $27.94 per share. HOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE CAPITAL STOCK.
                            ------------------------

     NONE OF THE COMPANY, THE BOARD OF DIRECTORS OF THE COMPANY, THE TRUST NOR THE ISSUER TRUSTEES (AS DEFINED HEREIN) MAKES ANY RECOMMENDATION AS TO WHETHER ANY HOLDER OF CAPITAL STOCK SHOULD TENDER ANY OR ALL OF SUCH HOLDER'S SHARES PURSUANT TO THE EXCHANGE OFFER. EACH HOLDER OF CAPITAL STOCK MUST MAKE SUCH HOLDER'S OWN DECISION WHETHER OR NOT TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. AS OF THE DATE OF THIS OFFERING CIRCULAR, EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY DO NOT INTEND TO TENDER SHARES IN THE EXCHANGE OFFER.
                            ------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                                   IMPORTANT

     The Exchange Offer is being made by the Company and the Trust in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), afforded by Section 3(a)(9) thereof. The Company and the Trust therefore will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders of the Shares. Regular employees of the Company and the Trust, who will not receive additional compensation therefor, may solicit exchanges from holders of Shares.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE TRUST OR THE ISSUER TRUSTEES (AS DEFINED HEREIN). NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE RESPECTIVE DATES AS OF WHICH INFORMATION IS GIVEN HEREIN. TO THE EXTENT THERE IS A MATERIAL CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST AFTER THE DATE HEREOF, THE COMPANY AND THE TRUST WILL PROMPTLY DISCLOSE SUCH INFORMATION IN A MANNER REASONABLY CALCULATED TO INFORM THE HOLDERS OF CAPITAL STOCK OF SUCH CHANGE.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF CAPITAL STOCK IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ITS ACCEPTANCE WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. THE COMPANY AND THE TRUST ARE NOT AWARE OF ANY JURISDICTION WHERE THE MAKING OF THE EXCHANGE OFFER OR THE TENDER OF CAPITAL STOCK WOULD NOT BE IN COMPLIANCE WITH APPLICABLE LAW. IF THE COMPANY AND THE TRUST BECOME AWARE OF ANY JURISDICTION WHERE THE MAKING OF THE EXCHANGE OFFER OR THE TENDER OF CAPITAL STOCK IS NOT IN COMPLIANCE WITH ANY APPLICABLE LAW, THE COMPANY AND THE TRUST WILL MAKE A GOOD FAITH EFFORT TO COMPLY WITH SUCH LAW. IF, AFTER SUCH GOOD FAITH EFFORT, THE COMPANY AND THE TRUST CANNOT COMPLY WITH SUCH LAW, THE EXCHANGE OFFER WILL NOT BE MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) THE HOLDERS OF CAPITAL STOCK RESIDING IN SUCH JURISDICTION.

                            ------------------------

     Any holder of Capital Stock desiring to tender all or any portion of such holder's Shares should (1) complete and sign the Letter of Transmittal (or a facsimile copy thereof) in accordance with the instructions in the Letter of Transmittal, mail or deliver it and any other documents required by the Letter of Transmittal to Norwest Bank Minnesota, N.A., the exchange agent for the Exchange Offer (the "Exchange Agent"), and either mail or deliver the certificates for such Shares to the Exchange Agent along with the Letter of Transmittal or (2) follow the procedures for book-entry transfer set forth in "The Exchange Offer -- Procedures for Tendering Shares" or (3) request such holder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such holder. A HOLDER HAVING SHARES REGISTERED IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE MUST CONTACT SUCH BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE IF SUCH HOLDER DESIRES TO TENDER SUCH SHARES IN THE EXCHANGE OFFER.

     A holder who desires to tender Shares and whose certificates for such Shares are not immediately available (or who cannot follow the procedures for book-entry transfer on a timely basis) or who cannot transmit the Letter of Transmittal and all other required documents to the Exchange Agent before the Expiration Date should tender such Shares by following the procedures for guaranteed delivery set forth in "The Exchange Offer -- Procedures for Tendering Shares."

                            ------------------------

     Any questions or requests for assistance or for additional copies of this Offering Circular, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent at its addresses and telephone numbers set forth on the back cover of this Offering Circular. Holders of Shares may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

                               TABLE OF CONTENTS

                          SECTION                             PAGE
                          -------                             ----
AVAILABLE INFORMATION.......................................    5
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............    6
SUMMARY OF THE EXCHANGE OFFER...............................    7
RISK FACTORS................................................   13
THE COMPANY.................................................   17
SUMMARY FINANCIAL INFORMATION...............................   18
CAPITALIZATION..............................................   20
MARKET AND PRICE RANGES OF CAPITAL STOCK; DIVIDENDS.........   21
PURPOSES AND EFFECTS OF THE EXCHANGE OFFER..................   22
THE EXCHANGE OFFER..........................................   23
CHEMED CAPITAL TRUST........................................   30
DESCRIPTION OF PREFERRED SECURITIES.........................   31
DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES...............   46
DESCRIPTION OF GUARANTEE....................................   53
RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE JUNIOR
  SUBORDINATED DEBENTURES AND THE GUARANTEE.................   56
DESCRIPTION OF CAPITAL STOCK................................   57
U.S. FEDERAL INCOME TAX CONSIDERATIONS......................   57
CERTAIN ERISA CONSIDERATIONS................................   64

                             AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith the Company files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Website (http://www.sec.gov) that also contains such reports, proxy statements and other information filed by the Company. Material filed by the Company can also be inspected at the library of the NYSE, 20 Broad Street, New York, New York 10005.

                            ------------------------

     As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, between the Company and Firstar Bank, National Association ("Firstar Bank"), as trustee (the "Debenture Trustee"), (ii) the "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust among the Company, as Depositor (the "Depositor"), Firstar Bank as Property Trustee (the "Property Trustee"), First Union Trust Company, National Association ("First Union Trust Company") as Delaware Trustee (the "Delaware Trustee"), and the individuals named as Administrative Trustees therein (the "Administrative Trustees") (collectively with the Property Trustee and the Delaware Trustee, the "Issuer Trustees") and (ii) the "Guarantee" means the Guarantee Agreement between the Company and Firstar Bank (the "Guarantee Trustee").

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the SEC by the Company are incorporated by reference in this Offering Circular:

          (a) Annual Report on Form 10-K (the "1998 Form 10-K") for the year ended December 31, 1998, filed pursuant to Section 13 of the Exchange Act; and

          (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, filed pursuant to Section 13 of the Exchange Act.

     Pursuant to Rule 13e-4 under the Exchange Act, the Company and the Trust have filed an Issuer Tender Offer Statement on Schedule 13E-4 (the "Schedule 13E-4") with the SEC. The Schedule 13E-4, including exhibits, may be inspected or copied at the public reference facilities of the SEC in Washington, D.C. See "Available Information."

     All reports subsequently filed by the Company pursuant to Section 13(a) and
(c) of the Exchange Act and any definitive proxy or information statements filed pursuant to Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting and any reports filed pursuant to Section 15(d) of the Exchange Act prior to completion of the Exchange Offer shall be deemed to be incorporated by reference into this Offering Circular and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offering Circular to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular.

     This Offering Circular incorporates by reference documents which are not present herein or delivered herewith. The Company will provide without charge to each person to whom this Offering Circular is delivered, on the request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or telephone requests for such documents should be directed to the Information Agent at (800) 848-2998. From outside the U.S. or Canada, call collect: (212) 269-5550. In order to ensure timely delivery of documents, requests should be made at least five business days before the Expiration Date.

                         SUMMARY OF THE EXCHANGE OFFER

     This summary is qualified in its entirety by the detailed information appearing elsewhere in this Offering Circular or incorporated by reference herein. Terms used in this summary and not defined herein shall have the meanings given to them elsewhere in this Offering Circular.

Securities Offered............   Up to 2,000,000 Preferred Securities of the
                                 Trust.

Exchange Ratio................   One Preferred Security for each Share validly
                                 tendered and accepted for exchange in the Exchange Offer.

Expiration Date...............   12:00 midnight, New York City time, on Monday,
                                 January 24, 2000, unless extended. See "The
                                 Exchange Offer -- Terms of the Exchange Offer."

Procedures for Tendering
Shares........................   Each holder of Shares who wishes to tender his
                                 or her Shares must deliver the following documents prior to the Expiration Date to the Exchange Agent at one of the addresses set forth on the back cover hereof: (i) certificates representing such Shares together with the Letter of Transmittal, properly completed and duly executed by such holder, and all other documents required by such Letter of Transmittal, (ii) if such holder wishes to deliver his or her Shares through book-entry transfer, confirmation of such transfer together with an applicable Letter of Transmittal, properly completed and duly executed by such holder, or an Agent's Message
                                 (as defined herein), and all other required documents, or (iii) if such holder wishes to tender by guaranteed delivery, a properly completed and duly executed Notice of Guaranteed Delivery. A holder having Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such registered holder promptly if such holder wishes to tender such Shares into the Exchange Offer. LETTERS OF TRANSMITTAL,
                                 NOTICES OF GUARANTEED DELIVERY AND SHARE
                                 CERTIFICATES SHOULD BE SENT TO THE EXCHANGE
                                 AGENT, AND NOT TO THE COMPANY OR THE TRUST. See
                                 "The Exchange Offer -- Procedures for Tendering
                                 Shares."

Purpose of the Exchange
Offer.........................   On November 3, 1999, the Board of Directors of
                                 the Company (the "Board of Directors") adopted a new dividend policy, pursuant to which it expects to declare reduced quarterly dividends on the Shares in 2000 and beyond. The purpose of the Exchange Offer is to offer holders of Shares who prefer not to continue in an equity position as holders of Capital Stock the opportunity to obtain a higher current yield on their investment in the Company through the exchange of their Shares for Preferred
                                 Securities. The Company expects the Exchange
                                 Offer to result in certain tax efficiencies by enabling it to deduct interest payable on the Junior Subordinated Debentures for U.S. Federal income tax purposes; dividends payable on the Capital Stock are not deductible. Because the conversion price of the Preferred Securities is higher than the current trading price of the Shares, holders of the Preferred Securities have reduced participation in any growth in the value of the Shares. See "Purposes and Effects of the Exchange Offer" and "Summary Financial
                                 Information."

Acceptance of Shares and
Delivery
  of Preferred Securities.....   Subject to the terms and conditions of the
                                 Exchange Offer, the Company and the Trust will accept for exchange up to 2,000,000

                                 Shares which are properly tendered in the Exchange Offer and not withdrawn prior to the Expiration Date. If the Company and the Trust accept fewer than all Shares validly tendered and not withdrawn before the Expiration Date, whether because of proration or otherwise, the Shares accepted first will consist of all Shares tendered by any record or beneficial owner of an aggregate of fewer than 100 Shares, including any Shares held in the Company's Dividend Reinvestment Plan. No fractional Shares will be accepted by the Company and the Trust. The Trust will deliver Preferred Securities issued pursuant to the Exchange Offer promptly following the Expiration Date. Shares not accepted because of proration will be returned to the tendering holders at the Company's expense as promptly as practicable following the Expiration Date. See "The Exchange Offer -- Acceptance of Shares and Proration" and "-- Odd Lots; Dividend Reinvestment Plan."

Withdrawal of Tenders.........   Tenders may be withdrawn at any time prior to
                                 the Expiration Date or, unless previously accepted for exchange, after 12:00 midnight, New York City time, on February 22, 2000. See
                                 "The Exchange Offer -- Withdrawal Rights."

Conditions of the Exchange
Offer.........................   The Exchange Offer is subject to certain
                                 conditions, any or all of which may be waived by the Company and the Trust. See "The Exchange
                                 Offer -- Certain Conditions of the Exchange
                                 Offer."

Certain Federal Income Tax
  Considerations..............   An exchange of Shares for Preferred Securities
                                 pursuant to the Exchange Offer will be a taxable transaction for U.S. Federal income tax purposes. It is possible that the entire amount of the Preferred Securities received in the Exchange Offer will be treated as a dividend taxable as ordinary income. For a discussion of the U.S. Federal income tax consequences of the exchange of Shares, see "U.S. Federal Income
                                 Tax Considerations."

Distributions on the Preferred
  Securities..................   Distributions on the Preferred Securities will
                                 be payable on the Preferred Securities at the annual rate of $2.00 per Preferred Security.
                                 Subject to the Distribution deferral provisions described below, Distributions will be payable quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing March
                                 15, 2000. Because Distributions on the
                                 Preferred Securities constitute interest for
                                 U.S. Federal income tax purposes, corporate holders thereof will not be entitled to a dividends-received deduction.

Distribution Deferral
Provisions....................   The ability of the Trust to pay Distributions
                                 on the Preferred Securities is solely dependent on its receipt of interest payments from the Company on the Junior Subordinated Debentures.
                                 The Company has the right at any time, and from time to time, to defer the interest payments due on the Junior Subordinated Debentures for successive periods (each, a "Deferral Period") not exceeding 20 consecutive quarters for each such Deferral Period. Quarterly Distributions on the Preferred Securities will be deferred by the Trust during any Deferral Period, but will continue to accumulate additional Distributions thereon, compounded quarterly until the end of any such Deferral Period. The Company will cause the Trust to give written notice of its deferral of an interest payment and the deferral of Distributions on the Preferred Securities to the holders of the Preferred Securities not later than ten days prior to the related record date. The Company has agreed, among other things, not to declare or pay any dividend on the Capital Stock
                                 (subject to certain exceptions) during any Deferral Period. If a deferral of an interest payment occurs, the holders of the Preferred
                                 Securities will continue to recognize interest income for U.S. Federal income tax purposes in advance of the receipt of any corresponding
                                 Distribution. If a holder of Preferred
                                 Securities converts its Preferred Securities into Capital Stock during any Deferral Period, the holder will not receive any cash related to any deferred Distributions. See "Risk
                                 Factors -- Option to Extend Interest Payment
                                 Period; Tax Consequences," "Description of
                                 Preferred Securities -- Distributions,"
                                 "Description of Junior Subordinated
                                 Debentures -- Option to Extend Interest Payment
                                 Date" and "U.S. Federal Income Tax
                                 Considerations -- U.S. Federal Income Tax
                                 Consequences of Holding Preferred
                                 Securities -- Interest Income and Original
                                 Issue Discount."

Conversion into Capital
Stock.........................   Each of the Preferred Securities is
                                 convertible, at the option of the holder, into Shares at the rate of 0.73 of a Share for each Preferred Security (equivalent to a conversion price of $37 per Share), subject to adjustment in certain circumstances. The last reported sale price of the Shares on the New York Stock
                                 Exchange Composite Tape on December 20, 1999 was $27.94 per Share. In connection with any conversion of the Preferred Securities, the Property Trustee, as Conversion Agent, will exchange such Preferred Securities for a Like
                                 Amount (as defined in "Description of Preferred
                                 Securities -- Liquidation of the Trust and
                                 Distribution of Junior Subordinated
                                 Debentures") of Junior Subordinated Debentures held by the Trust and immediately convert such Junior Subordinated Debentures into Shares. No fractional Shares will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash based on the then current market value of the Shares. In addition, no additional Shares will be issued upon conversion of Preferred
                                 Securities to account for any accrued but unpaid Distributions on the Preferred
                                 Securities at the time of conversion. See
                                 "Description of Preferred
                                 Securities -- Conversion Rights."

Liquidation Amount............   In the event of any liquidation of the Trust
                                 (after satisfaction of liabilities of creditors to the Trust), a holder of each of the Preferred Securities will be entitled to receive $27 per Preferred Security plus an amount equal to any accrued and unpaid
                                 Distributions thereon to the date of payment, unless a Junior Subordinated Debenture is distributed to such holder. See "Description of Preferred Securities -- Liquidation of the
                                 Trust and Distribution of Junior Subordinated
                                 Debentures."

Maturity......................   Although the Preferred Securities do not have a
                                 stated maturity, they are subject to mandatory redemption, at the applicable Redemption Price
                                 (as defined herein), upon the repayment or redemption, in whole or in part, of the Junior
                                 Subordinated Debentures. The Junior
                                 Subordinated Debentures will mature on March
                                 15, 2030 (the "Stated Maturity"), unless earlier redeemed as described below.

                                 Upon redemption of the Junior Subordinated
                                 Debentures at their Stated Maturity, the Preferred Securities will be redeemed at their liquidation amounts plus an amount equal to any accrued and unpaid Distributions thereon (the "Stated Maturity Price").

Optional Redemption...........   The Junior Subordinated Debentures are
                                 redeemable, at the option of the Company (an
                                 "Optional Redemption"), in whole or in part, after March 15, 2003, at the prices specified herein (the "Optional Redemption Price"). See
                                 "-- Effect of Redemption" below and
                                 "Description of Junior Subordinated
                                 Debentures -- Redemption -- Optional
                                 Redemption."

Tax Event or Investment
Company Event Redemption or
  Distribution................   Upon the occurrence of a Tax Event (as defined
                                 herein), except in certain limited
                                 circumstances, or an Investment Company Event
                                 (as defined herein), the Company will cause the Issuer Trustees to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred
                                 Securities. In certain limited circumstances, the Company will have the right to redeem the Junior Subordinated Debentures in whole, but not in part, at a price equal to the aggregate principal amount thereof plus accrued and unpaid interest thereon (the "Tax Event
                                 Redemption Price"), in lieu of a distribution of the Junior Subordinated Debentures. See
                                 "-- Effect of Redemption" below. In the case of a Tax Event, the Company may also elect to cause the Preferred Securities to remain outstanding and pay Additional Sums on the Junior Subordinated Debentures. See
                                 "Description of the Preferred Securities -- Tax
                                 Event or Investment Company Event Redemption or
                                 Distribution" and "Description of Junior
                                 Subordinated Debentures -- Additional Sums."

Effect of Redemption..........   The "Stated Maturity Price," "Optional
                                 Redemption Price" and "Tax Event Redemption
                                 Price" shall each hereinafter be referred to as a Redemption Price. Upon the repayment or redemption of any Junior Subordinated
                                 Debentures (other than following the
                                 distribution of the Junior Subordinated
                                 Debentures to the holders of Trust Securities), the proceeds from such repayment or redemption shall concurrently be applied to redeem, at the applicable Redemption Price, the related Trust
                                 Securities with an aggregate liquidation amount equal to the aggregate principal amount of such Junior Subordinated Debentures; provided, however, that in the case of a Debenture Event of Default or an Event of Default under the Declaration, the Preferred Securities will receive a preference over the Common
                                 Securities. See "Description of Preferred
                                 Securities -- Subordination of Common
                                 Securities" and "Description of Junior
                                 Subordinated Debentures -- Redemption --
                                 Repayment at Maturity; Redemption of Junior
                                 Subordinated Debentures" and "-- Optional
                                 Redemption."

Guarantee.....................   The Company will irrevocably guarantee, on a
                                 subordinated basis and to the extent set forth herein, the payment in full of (i)
                                 Distributions on the Preferred Securities to the extent of funds of the Trust available therefor, (ii) the amount payable upon redemption of the Preferred Securities to the extent of funds of the Trust available therefor and (iii) generally, the liquidation amount of the Preferred Securities to the extent of the assets of the Trust available for distribution to holders of Preferred
                                 Securities. The Guarantee will be unsecured and will be subordinate to all Senior Debt of the Company. Upon the liquidation, dissolution or winding up of the Company, its obligations under the Guarantee will rank junior to all of its Senior Debt, and, as a result, funds may not be available for payment under the Guarantee. See "Risk Factors -- Ranking of
                                 Obligations Under the Guarantee and the Junior
                                 Subordinated Debentures" and "-- Rights Under the Guarantee" and "Description of Guarantee."
                                 Effectively, the Company has, through the Guarantee, the Junior Subordinated Debentures, the Indenture and the Declaration, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Preferred
                                 Securities. See "Description of Guarantee" and
                                 "Relationship among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

Liquidation of the Trust......   The Company, as the holder of the outstanding
                                 Common Securities, has the right at any time
                                 (including upon the occurrence of a Tax Event or Investment Company Act Event) to terminate the Trust (subject to certain conditions). In the event of such termination of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive per related Trust
                                 Security the liquidation amount plus
                                 accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of related Junior
                                 Subordinated Debentures in certain
                                 circumstances on a pro rata basis in accordance with the respective liquidation amounts of such Trust Securities. See "Description of Preferred
                                 Securities -- Liquidation of the Trust and
                                 Distribution of Junior Subordinated
                                 Debentures."

Voting Rights.................   Generally, holders of the Preferred Securities
                                 will not have any voting rights. However, if
                                 (i) an Event of Default with respect to the Junior Subordinated Debentures occurs and is continuing or (ii) the Company defaults under the Guarantee with respect to the Preferred
                                 Securities, the holders of the Preferred
                                 Securities will be entitled, by majority vote, to appoint a Special Trustee of the Trust. See
                                 "Description of the Preferred
                                 Securities -- Voting Rights; Amendment of the
                                 Declaration."

Ranking.......................   Payments on the Preferred Securities will be
                                 made pro rata with the Common Securities except as described under "Description of the Preferred Securities -- Subordination of Common
                                 Securities." The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment in the manner set forth in the Indenture to all Senior Debt of the Company.
                                 See "Description of Junior Subordinated
                                 Debentures -- Subordination." At November 30,
                                 1999, the Company had approximately $89,792,000 of Senior Debt. In addition, the Junior
                                 Subordinated Debentures are effectively
                                 subordinated to all existing and future
                                 liabilities of the Company's subsidiaries, which totaled $89,769,000 at November 30, 1999.

Listing.......................   Application will be made to list the Preferred
                                 Securities on the NYSE.

Absence of Market for the
  Preferred Securities........   The Preferred Securities will be a new issue of
                                 securities for which there is currently no market and there can be no assurance as to the development or liquidity of any market for the Preferred Securities.

Capital Stock Dividends.......   Each Share is entitled to receive dividends if,
                                 as and when declared by the Board of Directors.
                                 Since December 10, 1997, the Company has paid a quarterly dividend of $0.53 per Share. The
                                 Board of Directors has proposed to reduce the quarterly dividends on the Shares in 2000 and beyond. See "Market and Price Ranges of Capital
                                 Stock; Dividends."

Information Agent.............   D.F. King & Co., Inc., telephone: (800)
                                 848-2998. If calling from outside the U.S. or Canada, call collect: (212) 269-5550.

Exchange Agent................   Norwest Bank Minnesota, N.A., telephone: (800)
                                 380-1372.

Further Information...........   For further information, contact the
                                 Information Agent.

                                  RISK FACTORS

     Prospective exchanging holders of the Shares should carefully review the information contained elsewhere in this Offering Circular and should particularly consider the following matters.

ABSENCE OF PUBLIC MARKET FOR THE PREFERRED SECURITIES

     There is no existing market for the Preferred Securities (or the Junior Subordinated Debentures) and there can be no assurance as to the liquidity of any markets that may develop for the Preferred Securities (or the Junior Subordinated Debentures), the ability of the holders to sell their Preferred Securities (or Junior Subordinated Debentures) or at what price holders of the Preferred Securities (or the Junior Subordinated Debentures) will be able to sell such securities. Future trading prices of the Preferred Securities (and the Junior Subordinated Debentures) will depend on many factors including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. The Company and the Trust will apply to have the Preferred Securities listed on NYSE. If the Minimum Distribution Condition is not satisfied and the Company and the Trust waive the Minimum Distribution Condition, the Preferred Securities issued in the Exchange Offer will be ineligible for listing on the NYSE, which will adversely affect the liquidity and trading prices of the Preferred Securities.

RANKING OF OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED
DEBENTURES

     The obligations of the Company arising and accruing under the Guarantee issued by the Company for the benefit of the holders of Preferred Securities and under the Junior Subordinated Debentures are general unsecured obligations of the Company which are subordinate and junior in right of payment, to the extent and in the manner set forth in the Guarantee and the Indenture, to all Senior Debt of the Company. At November 30, 1999, the aggregate outstanding Senior Debt of the Company was $89,792,000.

     Because the Company is principally a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise (and thus the ability of holders of the Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor of that subsidiary and its claims are recognized. Accordingly, the Junior Subordinated Debentures and the Guarantee will at all times be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debentures and the Guarantee should look only to the assets of the Company for payments on the Junior Subordinated Debentures and the Guarantee. None of the Indenture, the Guarantee and the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Company or the amount of debt that may be incurred by the Company's subsidiaries. At November 30, 1999, the Company's subsidiaries had Debt and other liabilities of approximately $89,769,000. See "Description of Guarantee -- Status of the Guarantee" and "Description of Junior Subordinated Debentures -- Subordination." The ability of the Trust to pay amounts due on the Preferred Securities is solely dependent upon the Company making payments on the Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

     Provided that no Event of Default (as defined in the Indenture) has occurred and is continuing with respect to the Junior Subordinated Debentures (a "Debenture Event of Default"), the Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures accruing at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Deferral Period; provided, however, that no Deferral Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Date." As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon, compounded quarterly from the relevant payment date for such Distributions) during any such Deferral Period. During any such Deferral Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Capital Stock other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that then rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in Capital Stock, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of Capital Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (f) the purchase of fractional interests in shares of the Company's stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). A Deferral Period will terminate upon the payment by the Company of all amounts then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon compounded quarterly, to the extent permitted by applicable law). Upon the termination of any Deferral Period, and subject to the foregoing limitations, the Company may elect to begin a new Deferral Period subject to the above conditions. There is no limitation on the number of times that the Company may elect to begin a Deferral Period. See "Description of the Preferred Securities -- Distributions" and "Description of Convertible Junior Subordinated Debentures -- Option to Extend Interest Payment Date."

     Because the Company believes that the likelihood of its exercising its option to defer payments of interest is remote, it will treat the Junior Subordinated Debentures as issued without "original issue discount" ("OID") for U.S. Federal income tax purposes in accordance with applicable Treasury regulations. As a result, holders of the Preferred Securities generally will include their allocable share of the interest on the Junior Subordinated Debentures in taxable income under their own methods of tax accounting (i.e., cash or accrual). Under applicable Treasury regulations, however, if the Company were to exercise its right to defer payments of interest, those Junior Subordinated Debentures would be treated as reissued for OID purposes with OID in an amount equal to the remaining interest payments thereon and would remain OID instruments for as long as the Junior Subordinated Debentures remained outstanding. Consequently, for U.S. Federal income tax purposes, holders of the related Preferred Securities would be required to include their pro rata share of OID in gross income as it accrues in advance of the receipt of cash attributable to such interest income. Such holders would not receive the cash related to such income if they dispose of the Preferred Securities prior to the record date for payment of distributions thereafter. See "U.S. Federal Income Tax Considerations -- U.S. Federal Income Tax Consequences of Holding Preferred Securities -- Interest Income and Original Issue Discount" and "-- Sale of Preferred Securities."

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Preferred Securities may be adversely affected. A holder that disposes of its Preferred Securities during a Deferral Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments on the Junior Subordinated Debentures the market price of the Preferred Securities may be more volatile than the market prices of other securities on which original issue discount accrues, that are not subject to such deferrals.

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION

     Upon the occurrence of a Tax Event (except in certain limited circumstances) or Investment Company Event, the Company will cause the Issuer Trustees to liquidate the Trust and cause Junior Subordinated Debentures to be distributed pro rata to the holders of the Preferred Securities. In certain limited circumstances upon the occurrence of a Tax Event, the Company will have the right to redeem the Junior Subordinated Debentures, in whole, but not in part, for the principal amount thereof plus accrued and unpaid interest thereon, in lieu of a distribution of the Junior Subordinated Debentures, in which event the Preferred Securities will be redeemed in whole at the liquidation amount of $27 per each of the Preferred Securities plus accrued and unpaid Distributions. In the case of a Tax Event, the Company may also elect to cause the Preferred Securities to remain outstanding and pay Additional Sums on the Junior Subordinated Debentures. See "Description of Preferred Securities -- Tax Event or Investment Company Event Redemption or Distribution" and "Description of Junior Subordinated Debentures -- Additional Sums."

     There can be no assurance as to the market prices for the Preferred Securities or for Junior Subordinated Debentures that may be distributed in respect of the Preferred Securities if a liquidation of the Trust occurs. Accordingly, the Preferred Securities, or the Junior Subordinated Debentures that a holder of Preferred Securities may receive upon liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debentures upon termination of the Trust, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Junior Subordinated Debentures."

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     The Company, as holder of all of the outstanding Common Securities, has the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust in accordance with applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of the Trust; provided, however, that the Issuer Trustees shall have received an opinion of tax counsel to the effect that holders of Preferred Securities will not recognize any income, gain or loss on such distribution for U.S. Federal income tax purposes. The Junior Subordinated Debentures, if distributed, may be subject to restrictions on transfer as described under "Transfer Restrictions."

RIGHTS UNDER THE GUARANTEE

     Firstar Bank will act as the Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Preferred Securities. Firstar Bank will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee under the Declaration. The Guarantee guarantees to the holders of the Preferred Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Trust has funds on hand available therefor at such time; (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary termination, dissolution or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities on liquidation of the Trust. The Company's obligations arising or accruing under the Guarantee will be general unsecured obligations and will be subordinated as described under "Description of Guarantee -- Status of the Guarantee." The holders of at least a majority in aggregate liquidation amount of the outstanding Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the payment date on which such payment is due, then a holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of any amounts payable in respect of such Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Preferred Securities in the Direct Action. Except as described herein, holders of the Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Debenture Events of Default" and "-- Enforcement of Certain Rights by Holders of Preferred Securities" and "Description of Guarantee." The Declaration provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

LIMITED VOTING RIGHTS

     Holders of Preferred Securities will have limited voting rights relating generally to the modification of the Preferred Securities and the Guarantee and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Preferred Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events described herein. The Property Trustee and the Company may, subject to certain conditions, amend the Declaration without the consent of any holders of Preferred Securities to cure any ambiguity or to make other provisions not inconsistent with existing provisions of the Declaration or to ensure that the Trust will not be classified for U.S. Federal income tax purposes as an association subject to taxation as a corporation or will be classified as a grantor trust. See "Description of Preferred
Securities -- Voting Rights; Amendment of the Declaration" and "-- Removal of Trustees."

TRADING CHARACTERISTICS OF THE PREFERRED SECURITIES

     If the Preferred Securities are subject to the OID rules, a holder who disposes of its Preferred Securities between record dates for payments of Distributions thereon will be required to include OID on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to its adjusted tax basis. To the extent the selling price is less than the holder's adjusted tax basis (which basis will include all accrued but unpaid OID), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. Federal income tax purposes. See "U.S. Federal Income Tax Considerations."

PREFERRED SECURITIES RECEIVED IN THE EXCHANGE OFFER MAY BE TAXABLE AS A DIVIDEND FOR U.S. FEDERAL INCOME TAX PURPOSES

     The entire value of the Preferred Securities received in the Exchange Offer may be treated as a dividend taxable as ordinary income. The likelihood of this result may increase if a holder tenders less than all its Shares in the Exchange Offer or because of proration in the Exchange Offer or both. See "U.S. Federal Income Tax Considerations -- U.S. Federal Income Tax Consequences of the Exchange Offer -- Tests for Capital Gain or Loss Treatment."

WITHHOLDING OF U.S. FEDERAL INCOME TAX TO FOREIGN HOLDERS

     The Company will withhold U.S. Federal income tax at a rate of 30% in connection with a foreign holder's exchange of Shares for Preferred Securities pursuant to the Exchange Offer unless such foreign holder can demonstrate to the Company that such withholding is not required. See "U.S. Federal Income Tax Considerations -- U.S. Federal Income Tax Consequences of the Exchange
Offer -- Foreign Holders." The Company will follow the same procedure in connection with Distributions paid on the Preferred Securities to foreign holders. See "U.S. Federal Income Tax Considerations -- U.S. Federal Income Tax Consequences of Holding Preferred Securities -- Foreign Holders."

                                  THE COMPANY

     The Company is engaged in several different businesses including residential and industrial plumbing and sewer, drain and pipe-cleaning services through its wholly owned subsidiary, Roto-Rooter, Inc.; home healthcare services through its wholly owned subsidiary, Patient Care, Inc.; and major appliance and heating, ventilating and air conditioning repair through its wholly owned subsidiary, Service America Systems, Inc.

     Investors are encouraged to read the Company's 1998 Form 10-K and the Company's Report on Form 10-Q for the quarter ended September 30, 1999 (the "Third Quarter Form 10-Q"), which are incorporated herein by reference, for a detailed description of the Company's business.

     The Company's executive offices are located at 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726, and its telephone number is (513) 762-6900.

RECENT DEVELOPMENTS

     Reduction of Dividends. On November 3, 1999, the Board of Directors declared a quarterly cash dividend of $0.53 per Share, payable on December 10, 1999, to stockholders of record on November 19, 1999. The Board of Directors also adopted a new dividend policy for the year 2000 and beyond. The Board of Directors expects to declare quarterly dividends in 2000 in the range of $0.10 per Share, down from the current rate of $0.53 per Share.

     Certain Forecast Information. The Company expects to report earnings per Share before capital gains of $1.60 in 1999 and currently projects earnings per Share before capital gains of $2.05 in 2000. Neither the 1999 nor the 2000 forecast has been adjusted for the Exchange Offer.

     The Company does not as a matter of course make public any forecasts as to future performance or earnings. The Company expressly disclaims any obligation to update these forecasts after the expiration or termination of the Exchange Offer.

     The forecasts were prepared by the Company and were not prepared with a view to public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORECASTS. THE FORECASTS REFLECT NUMEROUS ASSUMPTIONS (NOT ALL OF WHICH ARE STATED HERE), ALL MADE BY MANAGEMENT OF THE COMPANY, WITH RESPECT TO INDUSTRY PERFORMANCE, GENERAL BUSINESS, ECONOMIC, MARKET AND FINANCIAL CONDITIONS AND OTHER MATTERS, ALL OF WHICH ARE DIFFICULT TO PREDICT, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS MADE IN PREPARING THE FORECASTS WILL PROVE ACCURATE, AND ACTUAL RESULTS MAY BE MATERIALLY GREATER OR LESS THAN THOSE CONTAINED IN THE FORECASTS.

                         SUMMARY FINANCIAL INFORMATION

     The summary financial information presented below has been derived from the consolidated financial statements and notes thereto as of and for the two year period ended December 31, 1998, which are included in the Company's 1998 Form 10-K and the consolidated financial statements as of September 30, 1999 and for the nine month periods ended September 30, 1999 and 1998, which are included in the Company's Third Quarter Form 10-Q. The financial results as of and for the year ended December 31, 1998 and the nine months ended September 30, 1999 have also been presented below on a pro forma basis to give effect to the issuance of the Preferred Securities in exchange for Shares pursuant to the Exchange Offer. The 1998 pro forma balance sheet data gives effect to the Exchange Offer as if the Exchange Offer had been completed as of December 31, 1998, and the 1998 pro forma income statement data gives effect to the Exchange Offer as if the Exchange Offer had been completed as of January 1, 1998. The September 30, 1999 pro forma balance sheet data gives effect to the Exchange Offer as if the Exchange Offer had been completed as of September 30, 1999, and the September 30, 1999 pro forma income statement data gives effect to the Exchange Offer as if the Exchange Offer had been completed as of January 1, 1999. The pro forma financial information has been included for comparative purposes only and does not purport to be indicative of the results which would have occurred if these transactions had actually occurred on the dates or for the periods indicated or which may occur in the future.

                                                                                     NINE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                              ------------------------------   ------------------------------
                                                                      PRO                              PRO
                                                                     FORMA                            FORMA
                                                1997       1998     1998(1)      1998       1999     1999(1)
                                              --------   --------   --------   --------   --------   --------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA AND
                                                          THE RATIO OF EARNINGS TO FIXED CHARGES)
INCOME STATEMENT DATA
  Service revenues and sales................  $341,729   $381,283   $381,283   $279,872   $326,313   $326,313
                                              ========   ========   ========   ========   ========   ========
  Income from continuing operations before
    distributions on Company-obligated
    Preferred Securities of the Trust.......  $ 17,077   $ 19,909   $ 19,909   $ 16,509   $ 14,881   $ 14,881
  Distributions on Company-obligated
    Preferred Securities of the
    Trust(2)(3).............................        --         --     (2,404)        --         --     (1,803)
                                              --------   --------   --------   --------   --------   --------
  Income from continuing operations.........    17,077     19,909     17,505     16,509     14,881     13,078
  Discontinued operations...................    13,160         --         --         --         --         --
                                              --------   --------   --------   --------   --------   --------
  Net income................................  $ 30,237   $ 19,909   $ 17,505   $ 16,509   $ 14,881   $ 13,078
                                              ========   ========   ========   ========   ========   ========
PER SHARE DATA
  Earnings per Share:
    Income from continuing operations.......  $   1.72   $   1.98   $   2.17   $   1.65   $   1.42   $   1.54
    Net income..............................      3.04       1.98       2.17       1.65       1.42       1.54
    Average Shares outstanding..............     9,940     10,058      8,058      9,999     10,476      8,476
  Diluted earnings per Share:
    Income from continuing operations.......  $   1.71   $   1.97   $   2.08   $   1.64   $   1.41   $   1.49
    Net income..............................      3.02       1.97       2.08       1.64       1.41       1.49
    Average Shares outstanding..............    10,014     10,100      9,559     10,041     10,519      9,978
  Book value per Share......................  $  22.64   $  21.45   $  20.13   $  22.53   $  20.56   $  19.03
BALANCE SHEET DATA
  Working capital...........................  $ 83,103   $ 33,533   $ 33,533   $ 70,929   $ 23,098   $ 23,098
  Total assets less goodwill................   305,835    273,739    273,739    278,993    256,006    256,006
  Total assets..............................   448,838    429,704    429,704    431,108    420,093    420,093
  Long-term debt............................    83,720     80,407     80,407     82,079     84,764     84,764
  Company-obligated Preferred Securities of
    the Trust(2)(4).........................        --         --     54,000         --         --     54,000
  Stockholders' equity......................   228,120    223,356    169,356    224,027    214,782    160,782
RATIO OF EARNINGS TO FIXED CHARGES..........      3.64       5.52       3.53       6.03       5.82       3.67

                     NOTES TO SUMMARY FINANCIAL INFORMATION

(1) Assumes that 2,000,000 Shares are exchanged for 2,000,000 Preferred Securities.

(2) The assets of the Trust will consist principally of the Junior Subordinated Debentures, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. Upon redemption of the Junior Subordinated Debentures, the Preferred Securities will be mandatorily redeemed. The payment of Distributions by the Trust and payments on liquidation of the Trust and the redemption of Preferred Securities are guaranteed by the Company. See "Description of Guarantee."

(3) Assumes that interest payments on the Junior Subordinated Debentures are deductible for tax purposes and takes such deduction into account. Distributions on the Preferred Securities will accrue at the annual rate of $2.00 per Preferred Security.

(4) The liquidation amount per Preferred Security is $27.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Company and its consolidated subsidiaries which should be read in conjunction with the Company's consolidated financial statements as of and for the nine months ended September 30, 1999, which are included in the Company's Third Quarter Form 10-Q.

                                                                   SEPTEMBER 30, 1999
                                                              ----------------------------
                                                              HISTORICAL    AS ADJUSTED(1)
                                                              ----------    --------------
                                                                 (DOLLARS IN THOUSANDS,
                                                                EXCEPT FOR SHARE AND PER
                                                                      SHARE DATA)
TOTAL LONG-TERM DEBT........................................   $ 86,799       $  86,799
                                                               --------       ---------
COMPANY-OBLIGATED PREFERRED SECURITIES OF THE TRUST(2)(3)...         --          54,000
                                                               --------       ---------
STOCKHOLDERS' EQUITY
  Capital Stock -- authorized 15,000,000 Shares $1 par;
     issued 13,664,892 Shares...............................     13,665          13,665
  Paid-in capital...........................................    164,533         164,533
  Retained earnings.........................................    145,083         145,083
  Treasury stock -- 3,216,823 (as adjusted -- 5,216,823)
     Shares, at cost........................................    (98,047)       (152,047)
  Unearned compensation.....................................    (18,049)        (18,049)
  Deferred compensation payable in company stock............      5,250           5,250
  Accumulated other comprehensive income....................      2,347           2,347
                                                               --------       ---------
     Total stockholders' equity.............................    214,782         160,782
                                                               --------       ---------
     Total capitalization...................................   $301,581       $ 301,581
                                                               ========       =========

---------------

(1) Assumes that 2,000,000 Shares are exchanged for 2,000,000 Preferred Securities.

(2) The assets of the Trust will consist principally of the Junior Subordinated Debentures, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. Upon redemption of the Junior Subordinated Debentures, the Preferred Securities will be mandatorily redeemed. The payment of Distributions by the Trust and payments on liquidation of the Trust and the redemption of Preferred Securities are guaranteed by the Company. See "Description of Guarantee."

(3) The liquidation amount per Preferred Security is $27.

              MARKET AND PRICE RANGES OF CAPITAL STOCK; DIVIDENDS

     The Capital Stock (symbol CHE) is listed and traded on the NYSE. The table that follows sets forth, for the calendar quarters indicated, the reported high and low closing sales prices of the Capital Stock on the NYSE Composite Tape, and dividends paid per Share:

                                                               HIGH      LOW      DIVIDENDS
                                                              ------    ------    ---------
1997:
  First Quarter.............................................  $37.50    $35.50      $0.52
  Second Quarter............................................   37.44     31.50       0.52
  Third Quarter.............................................   39.31     35.06       0.52
  Fourth Quarter............................................   43.00     38.06       0.53
1998:
  First Quarter.............................................   42.31     38.00       0.53
  Second Quarter............................................   41.25     32.56       0.53
  Third Quarter.............................................   34.69     25.56       0.53
  Fourth Quarter............................................   34.88     28.13       0.53
1999:
  First Quarter.............................................   33.81     25.75       0.53
  Second Quarter............................................   33.88     26.31       0.53
  Third Quarter.............................................   33.44     29.25       0.53
  Fourth Quarter (through December 20, 1999)................   30.13     24.94       0.53

     On December 20, 1999, the reported closing sales price of the Capital Stock on the NYSE Composite Tape was $27.94 per share. HOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE CAPITAL STOCK. On December 20, 1999, there were approximately 10,398,781 holders of record of the Capital Stock.

     On November 3, 1999, the Board of Directors declared a quarterly cash dividend of $0.53 per Share, payable on December 10, 1999, to stockholders of record on November 19, 1999. The Board of Directors also adopted a new dividend policy for the year 2000 and beyond. The Board of Directors expects to declare quarterly dividends in 2000 in the range of $0.10 per Share, down from the current rate of $0.53 per Share.

                   PURPOSES AND EFFECTS OF THE EXCHANGE OFFER

PURPOSES

     On November 3, 1999, the Board of Directors adopted a new dividend policy, pursuant to which it expects to declare reduced quarterly dividends on the Shares in 2000 and beyond. The purpose of the Exchange Offer is to offer holders of Shares who prefer not to continue in an equity position as holders of Shares the opportunity to obtain a higher yield on their investment in the Company through the exchange of their Shares for Preferred Securities. The Company expects the Exchange Offer to result in certain tax efficiencies by enabling it to deduct interest payable on the Junior Subordinated Debentures for U.S. Federal income tax purposes; dividends payable on the Capital Stock are not deductible. Because the conversion price of the Preferred Securities is higher than the current trading price of the Shares, holders of the Preferred Securities have reduced participation in any growth in the value of the Shares.

CERTAIN EFFECTS

     The exchange of Preferred Securities for Shares pursuant to the Exchange Offer will reduce the number of outstanding Shares and the number of holders of such Shares.

     In the event there are fewer than 300 holders of Shares as a result of the Exchange Offer, the Shares would become eligible for termination of registration under the Exchange Act.

     In addition, the exchange of the Shares pursuant to the Exchange Offer will reduce the number of outstanding Shares and the number of holders of Shares. Consequently, the Shares may no longer meet the requirements of the NYSE for continued listing. According to the NYSE's published guidelines, the NYSE would consider delisting the Shares if, among other things, the total number of holders of Shares (including both holders of record and beneficial holders of Shares held in the name of NYSE member organizations) were to fall below 400, such number of total holders were to fall below 1,200 and the average monthly trading volume of the Shares were to fall below 100,000, the number of publicly held Shares (exclusive of management or other concentrated holdings) were to fall below 600,000, the aggregate market value of publicly held Shares were not to exceed $8 million or the aggregate market value of Shares outstanding (excluding treasury stock) were not to exceed $12 million. If, as a result of the exchange of Shares pursuant to the Exchange Offer, the Capital Stock no longer meets the requirements of the NYSE for continued listing and the NYSE were to delist the Capital Stock, the market therefor could be adversely affected. The Company does not expect that, following the Exchange Offer, the NYSE will delist the Capital Stock.

     NEITHER THE COMPANY NOR THE BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER ANY HOLDER OF CAPITAL STOCK SHOULD TENDER ANY OF OR ALL SUCH HOLDER'S SHARES PURSUANT TO THE EXCHANGE OFFER. EACH HOLDER MUST MAKE SUCH HOLDER'S OWN DECISION WHETHER OR NOT TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. AS OF THE DATE OF THIS OFFERING CIRCULAR, EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY DO NOT INTEND TO TENDER SHARES IN THE EXCHANGE OFFER.

     Rule 13e-4 under the Exchange Act generally prohibits the Company, the Trust and their affiliates from purchasing any Shares, other than pursuant to the Exchange Offer, or any Preferred Securities for at least ten business days after the Expiration Date.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust will exchange its Preferred Securities for up to 2,000,000 of the outstanding Shares. The Exchange Offer will be effected on a basis of one Preferred Security for each Share validly tendered and accepted for exchange. See "-- Procedures for Tendering Shares." Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Company and the Trust will accept up to 2,000,000 Shares validly tendered and not withdrawn prior to the Expiration Date and, unless the Exchange Offer has been withdrawn or terminated, will deliver Preferred Securities in exchange therefor to tendering holders of Shares as promptly as practicable following the Expiration Date. The Company and the Trust expressly reserve the right, in their sole discretion, to delay acceptance for exchange of Shares tendered under the Exchange Offer and the delivery of the Preferred Securities with respect to the Shares accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that the Company and the Trust consummate the Exchange Offer or return the Shares deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of the Exchange Offer), or to amend, withdraw or terminate the Exchange Offer at any time prior to the Expiration Date for any of the reasons set forth in "-- Conditions to the Exchange Offer" and "-- Expiration Date; Extensions; Amendments; Termination."

     In all cases, except to the extent waived by the Company and the Trust, delivery of Preferred Securities issued with respect to the Shares accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of Shares (or confirmation of book-entry transfer thereof), a properly completed and duly executed Letter of Transmittal or, in the case of a book-entry transfer, an Agent's Message, and any other required documents.

     As of December 20, 1999, there were 10,398,781 Shares outstanding. This Offering Circular, together with the Letter of Transmittal, is being sent to all registered holders of Shares as of December 20, 1999, including the Company's Employee Stock Ownership Plan (the "ESOP"). However, under applicable law, the ESOP may not hold the Preferred Securities and thus will not tender Shares in the Exchange Offer. See "Certain ERISA Considerations."

     The Company and the Trust shall be deemed to have accepted tendered Shares when, as and if the Company and the Trust have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving Shares from tendering holders who are participating in the Exchange Offer. Firstar Bank will remit Preferred Securities to such tendering holders. Upon the terms and subject to the conditions of the Exchange Offer, delivery of Preferred Securities to tendering holders will be made as promptly as practicable following the Expiration Date.

     If proration of tendered Shares is required, because of the difficulty in determining the number of Shares validly tendered (including Shares tendered by the guaranteed delivery procedures described in "-- Procedures for Tendering Shares"), the Company and the Trust do not expect that they will be able to announce the final proration factor or to commence the exchange for any Shares pursuant to the Exchange Offer until approximately five Business Days after the Expiration Date. Preliminary results of the proration will be announced by press release as promptly as practicable after the Expiration Date. Holders of Shares may obtain such preliminary information from the Information Agent and may also be able to obtain such information from their brokers.

     Until the final proration factor is known, the Trust will not issue any Preferred Securities in exchange for any Shares accepted for exchange pursuant to the Exchange Offer or return Shares delivered to the Exchange Agent but not tendered or return Shares tendered but not accepted for exchange because of proration. See "-- Acceptance of Shares and Proration."

     If any tendered Shares are not accepted for exchange because of an invalid tender, proration, the occurrence of certain other events set forth herein or otherwise, unless otherwise requested by the Holder under "Special Delivery Instructions" in the Letter of Transmittal, such Shares will be returned, at the Company's expense, to the tendering Holder thereof (or in the case of Shares tendered by book-entry transfer into the Exchange Agent's account at The Depository Trust Company ("DTC" or the "Book-Entry Transfer Facility"), such Shares will be credited to an account maintained at the Book-Entry Transfer Facility designated by the participant therein who so delivered such Shares), as promptly as practicable after the Expiration Date or the withdrawal or termination of the Exchange Offer.

     Holders of Shares will not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer.

     Holders who tender Shares in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Shares pursuant to the Offer.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Trust will not be required to deliver Preferred Securities in respect of any properly tendered Shares and may terminate the Exchange Offer by oral or written notice to the Exchange Agent and the holders of Shares, or, at its option, may modify or otherwise amend the Exchange Offer with respect to such Shares if any of the following conditions are not satisfied at or prior to the Expiration Date in the case of clauses (a) and (b) below or if any of the events specified in clauses (c) through (f) occurs at or prior to the Expiration Date, whether prior to or simultaneously with the expiration of the Exchange Offer:

          (a) a sufficient number of Shares shall have been tendered to satisfy the Minimum Distribution Condition;

          (b) the Declaration, the Indenture and the Guarantee shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

          (c) the daily closing sales price of the Shares, as reported by the NYSE, shall not exceed $30 or be less than $24;

          (d) there shall not have been any action taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction promulgated, enacted, entered, enforced or deemed applicable to the Exchange Offer, by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which
     (i) challenges the making of the Exchange Offer, or might directly or indirectly prohibit, prevent, restrict or delay consummation of the Exchange Offer, or otherwise and adversely affect in any material manner the Exchange Offer, or (ii) could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole or materially impair the contemplated benefits of the Exchange Offer to the Company;

          (e) there shall not have occurred or be likely to occur any event affecting the business or financial affairs of the Company that would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer or that will, or is reasonably likely to, materially impair the contemplated benefits of the Exchange Offer or might be material to holders of Shares in deciding whether to accept the Exchange Offer; and

          (f) there shall not have occurred (i) any general suspension of or limitation on trading in securities on the NYSE or in the over-the-counter market (whether or not mandatory), (ii) any significant adverse change in the price of the Shares or in the United States securities or financial markets, (iii) a material impairment in the trading market for debt or equity securities, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (v) a commitment of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States, (vi) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States or (vii) any significant adverse change in United States securities or financial markets generally or in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof.

     The foregoing conditions are for the sole benefit of the Company and the Trust and may be waived by the Company and the Trust, in whole or in part, in their sole discretion.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

     The Exchange Offer will expire on the Expiration Date. The Company and the Trust expressly reserve the right, in their sole discretion, subject to applicable law, to (i) terminate the Exchange Offer, and not accept for exchange any Shares and promptly return all Shares upon the failure of any of the conditions specified above in "-- Conditions to the Exchange Offer," (ii) waive any condition to the Exchange Offer and accept Shares previously tendered pursuant to the Exchange Offer, (iii) extend the Expiration Date of the Exchange Offer and retain all Shares tendered pursuant to such Exchange Offer until the Expiration Date, subject, however, to all withdrawal rights of holders, (iv) amend the terms of the Exchange Offer or (v) modify the form of the consideration to be paid pursuant to the Exchange Offer or (vi) not accept for exchange the Shares at any time on or prior to the Expiration Date, for any reason. Any amendment applicable to the Exchange Offer will apply to all Shares tendered pursuant to the Exchange Offer. During any extension of the Exchange Offer, all Shares previously tendered pursuant to the Exchange Offer and not withdrawn will remain subject to the Exchange Offer.

     If the Company and the Trust make a material change in the terms of the Exchange Offer, the Company and the Trust will extend the Exchange Offer. The minimum period for which the Exchange Offer will be extended following a material change, other than a change in the amount of Shares sought for exchange, will depend upon the facts and circumstances, including the relative materiality of the change. With respect to an increase or decrease in the number of Shares sought in the Exchange Offer or an increase or decrease in the consideration offered to holders of Shares, if required, the Exchange Offer will remain open for a minimum of ten Business Days following public announcement of such change. In the case of any amendment, withdrawal or termination of the Exchange Offer, a public announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of the Exchange Offer subject to such extension. If the Trust and the Company withdraw or terminate the Exchange Offer, they will give immediate notice to the Exchange Agent, and all Shares theretofore tendered pursuant to the Exchange Offer will be returned promptly to the tendering Holders thereof. See "-- Withdrawal of Tenders."

PROCEDURES FOR TENDERING SHARES

     The tender of Shares by a Holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such Holder and the Trust in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Each Holder of Shares wishing to participate in the Exchange Offer must
(i)(a) properly complete and sign the Letter of Transmittal in accordance with the instructions contained herein and in the Letter of Transmittal, together with any required signature guarantees, and deliver the same to the Exchange Agent, at its address set forth on the back cover page hereof prior to the Expiration Date and certificates for the Shares must be received by the Exchange Agent at such address or (b) transfer such Shares pursuant to the procedures for book-entry transfer described below and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date, or (ii) comply with the guaranteed delivery procedures described below.

     LETTERS OF TRANSMITTAL, SHARES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO THE TRUST OR THE COMPANY.

     THE METHOD OF DELIVERY OF SHARES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, INSURANCE BE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

     Special Procedures for Beneficial Owners. Any beneficial owner whose Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Shares, either make appropriate arrangements to register ownership of the Shares in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

     Signature Guarantees. If tendered Shares are registered in the name of the signer of the Letter of Transmittal and the Preferred Securities to be issued in exchange therefor are to be issued (and any untendered Shares are to be reissued) in the name of the registered Holder, the signature of such signer need not be guaranteed. If the tendered Shares are registered in the name of someone other than the signer of the Letter of Transmittal, or if Preferred Securities issued in exchange therefor are to be issued in the name of any person other than the signer of the Letter of Transmittal, such tendered Shares must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Trust and duly executed by the registered Holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a financial institution (including most banks, savings and loans associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the Preferred Securities and/or the Shares are not exchanged or are to be delivered to an address other than that of the registered Holder appearing on the register for the Shares, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

     Book-Entry Transfer. The Exchange Agent will make a request promptly after the date of this Offering Circular to establish accounts with respect to the Shares at the Book-Entry Transfer Facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Shares by causing the Book-Entry Transfer Facility to transfer such Shares into the Exchange Agent's account with respect to the Shares in accordance with such Book-Entry Transfer Facility's Automated Tender Offer Program ("ATOP") procedures for such book-entry transfers. However, the exchange for the Shares so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such Book-Entry Transfer of Shares into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message, or a Letter of Transmittal, and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from a participant tendering Shares that is the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Company and the Trust may enforce such agreement against such participant.

     Guaranteed Delivery. If a Holder desires to participate in the Exchange Offer and time will not permit a Letter of Transmittal or Shares to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address on the back cover page hereof prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering Holder, the name(s) in which the Shares are registered and, if the Shares are held in certificated form, the certificate numbers of the Shares to be tendered, and stating that the tender is being made thereby and guaranteeing that within three NYSE trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Shares in proper form for transfer together with a properly completed and duly executed Letter of Transmittal (and any other required documents), or a confirmation of book-entry transfer of such Shares into the Exchange Agent's account at the Book-Entry Transfer Facility, will be delivered by such Eligible Institution. Unless the Shares being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents) or a confirmation of book-entry transfer of such Shares into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's ATOP procedures is received, the Company and the Trust may, at their option, reject the tender.

     Miscellaneous. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Shares will be determined by the Trust, whose determination will be final and binding. The Company and the Trust reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of their counsel, be unlawful. The Company and the Trust also reserve the absolute right to waive any defect or irregularity in the tender of any Shares, and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding. None of the Trust, the Company, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

     Tenders of Shares involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Shares received by the Exchange Agent that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder (or in the case of Shares tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, such Shares will be credited to an account maintained at the Book-Entry Transfer Facility designated by the participant therein who so delivered such Shares), unless otherwise requested by the Holder in the Letter of Transmittal, as promptly as practicable after the Expiration Date or the withdrawal or termination of the Exchange Offer.

LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

     The party tendering Shares for exchange (the "Transferor") exchanges, assigns and transfers the Shares to the Trust, and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Shares to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Shares and to acquire Preferred Securities issuable upon the exchange of such tendered Shares and that, when such Transferor's Shares are accepted for exchange, the Trust will acquire good and unencumbered title to such tendered Shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Trust to be necessary or desirable to complete the exchange, assignment and transfer of tendered Shares or transfer ownership of such Shares on the account books maintained by the Book-Entry Transfer Facility. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

WITHDRAWAL OF TENDERS

     Tenders of Shares pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Trust, may be withdrawn at any time after February 22, 2000.

     To be effective, a written notice of withdrawal delivered by mail, hand delivery or facsimile transmission must be timely received by the Exchange Agent at its address set forth on the back cover page hereof. The method of notification is at the risk and election of the Holder. Any such notice of withdrawal must specify (i) the Holder named in the Letter of Transmittal as having tendered Shares to be withdrawn, (ii) if the Shares are held in certificated form, the certificate numbers of the Shares to be withdrawn, (iii) that such Holder is withdrawing its election to have such Shares exchanged and
(iv) the name of the registered Holder of such Shares, and must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company and the Trust that the person withdrawing the tender has succeeded to the beneficial ownership of the Shares being withdrawn. The Exchange Agent will return the properly withdrawn Shares promptly following receipt of notice of withdrawal. If Shares have been tendered pursuant to the procedures for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares and otherwise comply with such Book-Entry Transfer Facility procedures. All questions as to the validity of notice of withdrawal, including time of receipt, will be determined by the Company and the Trust, and such determination will be final and binding on all parties. Withdrawals of tenders of Shares may not be rescinded and any Shares withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. Properly withdrawn Shares, however, may be retendered by following the procedures therefor described elsewhere herein at any time prior to the Expiration Date. See "-- Procedures for Tendering Shares."

ACCEPTANCE OF SHARES AND PRORATION

     Upon the terms and subject to the conditions of the Exchange Offer, if 2,000,000 or fewer Shares have been validly tendered and not withdrawn prior to the Expiration Date, the Trust will accept for exchange all such Shares. Upon the terms and subject to the conditions of the Exchange Offer, if more than 2,000,000 Shares have been validly tendered and not withdrawn prior to the Expiration Date, the Trust will accept for exchange Shares from each tendering Holder on a pro rata basis. Fractional Shares resulting from proration will be rounded up or down, as appropriate, to the nearest full Share before being accepted for exchange.

     All Shares not accepted pursuant to the Exchange Offer, including Shares not purchased because of proration, will be returned to the tendering Holders, at the Company's expense, as promptly as practicable following the Expiration Date.

ODD LOTS; DIVIDEND REINVESTMENT PLAN

     If the Company and the Trust accept fewer than all Shares validly tendered before the Expiration Date and not withdrawn, whether because of proration or otherwise, the Shares accepted first will consist of all Shares tendered by any record or beneficial holder of an aggregate of fewer than 100 Shares (an "Odd Lot Holder"), including any Shares held in the Company's Dividend Reinvestment Plan (the "Dividend Reinvestment Plan"). Beneficial holders of 100 or more Shares are not eligible for this preference, even if such holders have separate stock certificates or accounts representing fewer than 100 Shares.

     Fractional Shares are not eligible for exchange in the Exchange Offer. Participants in the Dividend Reinvestment Plan should note that if at any time a participant's ownership of Capital Stock falls below 25 Shares, such participant will be automatically terminated from the Dividend Reinvestment Plan. A participant in the Dividend Reinvestment Plan who is also an Odd Lot Holder and who completes the boxes captioned "Dividend Reinvestment Plan Shares" and "Odd Lots" in the Letter of Transmittal should note that any fractional Share remaining in the participant's account in the Dividend Reinvestment Plan upon completion of the Exchange Offer will be sold by the administrator of the Dividend Reinvestment Plan. The proceeds of such sale will be remitted to the participant following the participant's termination from the Dividend Reinvestment Plan in accordance with the administrator's usual procedures and the terms and conditions of the Dividend Reinvestment Plan.

INFORMATION AGENT AND EXCHANGE AGENT

     D.F. King & Co., Inc. has been retained as the Information Agent to assist in connection with the Exchange Offer. Questions and requests for assistance regarding the Exchange Offer, requests for additional copies of this Offering Circular, the Letter of Transmittal and requests for Notice of Guaranteed Delivery may be directed to the Information Agent, telephone: (800) 848-2998. If calling from outside the U.S. or Canada, call collect: (212) 269-5550.

     Norwest Bank Minnesota, N.A. has been appointed as Exchange Agent for the Exchange Offer.

                                    By Mail:

                          Norwest Bank Minnesota, N.A.
                                 P.O. Box 64858
                         St. Paul, Minnesota 55164-0858
                      Attention: Reorganization Department

                         By Hand or Overnight Courier:

                          Norwest Bank Minnesota, N.A.
                       161 North Concord Exchange Street
                      South St. Paul, Minnesota 55075-1139
                      Attention: Reorganization Department

                           By Facsimile Transmission
                       (For Eligible Institutions Only):

                                 (651) 450-4163

                Confirm Receipt of Notice of Guaranteed Delivery
                                 by Telephone:

                                 (651) 450-4110

     The Company will pay the Information Agent and Exchange Agent reasonable and customary fees for their services and will reimburse them for all their reasonable out-of-pocket expenses in connection therewith.

                              CHEMED CAPITAL TRUST

     Chemed Capital Trust is a statutory business trust that was formed under Delaware law on December 21, 1999. The Trust's original declaration of trust will be amended and restated in its entirety by the Company, as sponsor of the Trust, and the trustees of the Trust (the "Issuer Trustees") (as so amended and restated, the "Declaration"), as of or prior to the date the Trust issues the Trust Securities representing undivided beneficial interests in the assets of the Trust and invests the gross proceeds of the Trust Securities in the Junior Subordinated Debentures. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. Payment on the Common Securities will be made pro rata with the Preferred Securities except that upon the occurrence and during the continuance of an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The assets of the Trust will consist principally of the Junior Subordinated Debentures, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debentures and
(iii) engaging in only those other activities necessary or incidental thereto.

     Pursuant to the Declaration, the number of Issuer Trustees will initially be five. Three of the Issuer Trustees (the "Administrative Trustees") will be individuals who are employees or officers of or who are affiliated with the Company. The fourth trustee will be a financial institution that is unaffiliated with the Company (the "Property Trustee"). The fifth trustee will be an entity which maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially, Firstar Bank will act as Property Trustee and First Union Trust Company will act as Delaware Trustee until, in each case, removed or replaced by the holder of the Common Securities. Firstar Bank will also act as indenture trustee under the Guarantee (the "Guarantee Trustee") and under the Indenture (the "Debenture Trustee"). See "Description of Guarantee" and "Description of Junior Subordinated Debentures." In certain circumstances, the holders of a majority of the Preferred Securities will be entitled to appoint one additional trustee of the Trust (a "Special Trustee"), who need not be an officer or employee of or otherwise affiliated with the Company, who will have the same rights, powers and privileges as the Administrative Trustees. See "Description of Preferred Securities -- Voting Rights; Amendment of the Declaration."

     The Property Trustee will hold title to the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities and the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Junior Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the convertible Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. Subject to the right of the holders of the Preferred Securities to appoint a Special Trustee, the Company, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any of the Issuer Trustees and to increase or decrease the number of trustees; provided, however, that the number of Issuer Trustees shall be at least three, a majority of whom shall be Administrative Trustees. The Company will pay all fees and expenses related to the Trust and the offering of the Preferred Securities. See "Description of Junior Subordinated Debentures."

     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration and the Delaware Business Trust Act, as amended (the "Trust Act"). See "Description of Preferred Securities." It is a condition to the Exchange Offer that the Declaration, the Indenture and the Guarantee be qualified under the Trust Indenture Act.

     The place of business and the telephone number of the Trust are the principal executive offices and telephone number of the Company. See "Incorporation of Certain Documents by Reference."

                      DESCRIPTION OF PREFERRED SECURITIES

     Pursuant to the terms of the Declaration, the Issuer Trustees on behalf of the Trust will issue the Preferred Securities and the Common Securities in fully registered form without interest coupons. The Preferred Securities will represent preferred undivided beneficial ownership interests in the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust over the Common Securities, as well as other benefits as described in the Declaration. See "-- Subordination of Common Securities." The Declaration will be qualified under the Trust Indenture Act. This summary of certain provisions of the Preferred Securities, the Common Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms. The form of the Declaration is available upon request from the Issuer Trustees.

GENERAL

     Payments on the Preferred Securities will be made pro rata with payments on the Common Securities, except as described under "-- Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee on behalf of the Trust in trust for the benefit of the holders of the Preferred Securities and Common Securities. The Guarantee executed by the Company for the benefit of the holders of the Preferred Securities will provide for the guarantee on a subordinated basis with respect to the Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption of the Preferred Securities or on liquidation of the Trust when the Trust does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

     Distributions will accrue on the Preferred Securities at the annual rate of $2.00 for each Preferred Security, and be payable quarterly in arrears on each March 15, June 15, September 15 and December 15 (each, a "Distribution Date"), to the person in whose name each of the Preferred Securities is registered, subject to certain exceptions, at the close of business on the first of the month in which the applicable Distribution Date occurs. The first Distribution Date is expected to be on March 15, 2000. The amount of Distributions payable for any period will be computed on the number of days elapsed in a 360-day year consisting of twelve 30-day months, except that the Distribution payable on March 15, 2000, will be $0.50 for each Preferred Security. In the event that any Distribution Date is not a Business Day, payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payments in respect to any such delay) with the same force and effect as if made on the date such payment was originally payable. Accrued Distributions that are not paid on the applicable Distribution Date will accrue additional Distributions on the amount thereof (to the extent permitted by law), compounded quarterly from the relevant Distribution Date. "Distribution" as used herein shall include quarterly distributions, additional distributions on quarterly distributions not paid on the applicable Distribution Date, Special Distributions and Additional Sums (as defined herein), as applicable. See "Description of Junior Subordinated Debentures -- Additional Sums." A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Deferral Period; provided, however, that no Deferral Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Date." As a consequence of any such election, quarterly Distributions on the Preferred Securities by the Trust will be deferred during any such Deferral Period. Deferred Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon, compounded quarterly from the relevant payment date for such Distributions during any such Deferral Period, to the extent permitted by applicable law. During any such Deferral Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Capital Stock other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures, or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in Capital Stock, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of Capital Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). A Deferral Period will terminate upon the payment by the Company of all amounts then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon compounded quarterly, to the extent permitted by applicable law). Upon the termination of any Deferral Period, and subject to the foregoing limitations, the Company may elect to begin a new Deferral Period. No interest or other amounts shall be due and payable during a Deferral Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Deferral Period and shall cause the Trust to give such notice (which shall include notice of the deferral of Distributions on Preferred Securities) to holders of Preferred Securities not later than ten days prior to the related record date for Distributions on Preferred Securities. There is no limitation on the number of times that the Company may elect to begin a Deferral Period. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Date" and "U.S. Federal Income Tax Considerations -- U.S. Federal Income Tax Consequences of Holding Preferred Securities -- Interest Income and Original Issue Discount."

     The Company has no current intention of exercising its right to defer payments of interest on the Junior Subordinated Debentures.

     The revenue of the Trust available for distribution to holders of the Preferred Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of Junior Subordinated Debentures -- General." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Preferred Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantee."

CONVERSION RIGHTS

     General. Preferred Securities will be convertible at any time prior to 5:00 p.m., New York City time, on the Stated Maturity date (except that Preferred Securities called for redemption will be convertible at any time prior to 5:00 p.m., New York City time, on any Optional Redemption Date), at the option of the holder thereof and in the manner described below, into Shares. Each of the Preferred Securities is convertible, at the option of the holder, into 0.73 of a Share for each of the Preferred Securities (equivalent to a conversion price (the "Initial Conversion Price") of $37 per Share). The conversion ratio and the equivalent conversion price will be subject to adjustment as described under "-- Conversion Price Adjustments" below, and the conversion price and equivalent conversion ratio in effect at any time after giving effect to all such adjustments are hereinafter referred to as the Applicable Conversion Price and the Applicable Conversion Ratio, respectively. The Trust will not convert Junior Subordinated Debentures held by it except pursuant to a notice of conversion delivered to the Property Trustee, as Conversion Agent, by a holder of Preferred Securities. A holder of each of the Preferred Securities wishing to exercise its conversion right must deliver an irrevocable conversion notice, together, if each of the Preferred Securities is in certificated form with such certificated security, to the Conversion Agent which shall, on behalf of such holder, exchange such Preferred Securities for a Like Amount of Junior Subordinated Debentures and immediately convert such Junior Subordinated Debentures into Shares. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent.

     Holders of Preferred Securities at the close of business on a Distribution record date will be entitled to receive the Distribution payable on such Preferred Securities on the corresponding Distribution Date notwithstanding the conversion of such Preferred Securities following such Distribution record date but prior to such Distribution Date. Except as provided in the immediately preceding sentence, neither the Company nor the Trust will make, or be required to make, any payment, allowance or adjustment for accrued and unpaid Distributions, whether or not in arrears, on converted Preferred Securities. The Company will make no payment or allowance for distributions on the Shares issued upon such conversion, except to the extent that such Shares are held of record on the record date for any such distributions. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the Trust.

     No fractional Shares will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash based on the then current market value of the Shares.

     Conversion Price Adjustments -- General. The Applicable Conversion Price will be subject to adjustment in certain events including, without duplication:
(i) the payment of dividends (and other distributions) payable in Capital Stock on the Capital Stock; (ii) the issuance to all holders of Capital Stock of rights or warrants; (iii) subdivisions and combinations of Capital Stock; (iv) the payment of dividends (and other distributions) to all holders of Capital Stock consisting of evidences of indebtedness of the Company, securities or capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to in clauses (i) and (ii) and dividends and distributions paid exclusively in cash); (v) the payment of dividends (and other distributions) on Capital Stock paid exclusively in cash, excluding cash dividends if the annualized per Share amount thereof does not exceed 12 1/2% of the current market price of Capital Stock as of the trading day immediately preceding the date of declaration of such dividend; and (vi) payment to holders of Capital Stock in respect of a tender or exchange offer (other than an odd-lot offer) by the Company or any subsidiary of the Company for Capital Stock at a price in excess of 110% of the current market price of Capital Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

     The Company may, at its option, make such reductions in the Applicable Conversion Price as the Company's Board of Directors deems advisable to avoid or diminish any income tax to holders of Capital Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "U.S. Federal Income Tax
Considerations -- U.S. Federal Income Tax Consequences of Holding Preferred Securities -- Adjustment of Conversion Price."

     No adjustment of the Applicable Conversion Price will be made upon the issuance of any Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Shares under any such plan or the issuance of any Shares or options or rights to purchase such Shares pursuant to any present or future employee, director or consultant benefit plan or program of the Company or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Preferred Securities were first issued. There shall also be no adjustment of the Applicable Conversion Price in case of the issuance of any Capital Stock (or securities convertible into or exchangeable for Capital Stock), except as specifically described above. If any action would require adjustment of the Applicable Conversion Price pursuant to more than one of the anti-dilution provisions, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to holders of the Preferred Securities. No adjustment in the Applicable Conversion Price will be required unless such adjustment would require an increase or decrease of at least 1% of the Applicable Conversion Price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

     Conversion Price Adjustments -- Merger, Consolidation or Sale of Assets of the Company. In the event that the Company is a party to any transaction (including a merger, consolidation, sale of all or substantially all of the assets of the Company, recapitalization or reclassification of Capital Stock or any compulsory share exchange (each of the foregoing being referred to as a "Company Transaction")), in each case, as a result of which Shares shall be converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such Company Transaction whereby the holder of each of the Preferred Securities then outstanding shall have the right thereafter to convert each of the Preferred Securities only into (i) in the case of any Company Transaction other than a Company Transaction involving a Capital Stock Fundamental Change (as defined herein), the kind and amount of securities, cash and other property receivable upon the consummation of such Company Transaction by a holder of that number of Shares into which each of the Preferred Securities was convertible immediately prior to such Company Transaction, or (ii) in the case of a Company Transaction involving a Capital Stock Fundamental Change, common stock of the kind received by holders of Capital Stock (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change (as defined herein) if such Company Transaction also constitutes a Fundamental Change). The holders of Preferred Securities will have no voting rights with respect to any Company Transaction described in this section.

     In the case of any Company Transaction involving a Fundamental Change, the Applicable Conversion Price will be adjusted immediately after such Fundamental Change as follows:

          (i) in the case of a Non-Stock Fundamental Change (as defined herein), the Applicable Conversion Price will thereupon become the lower of (a) the Applicable Conversion Price immediately prior to such Non-Stock Fundamental Change and (b) the result obtained by multiplying the greater of the Relevant Price (as defined herein) or the then applicable Reference Market Price (as defined herein) by the Optional Redemption Ratio (as defined herein) (such product shall hereinafter be referred to as the "Adjusted Relevant Price" or the "Adjusted Reference Market Price," as the case may
     be); and

          (ii) in the case of a Capital Stock Fundamental Change, the Applicable Conversion Price will thereupon be adjusted by multiplying such Applicable Conversion Price by a fraction of which the numerator is the Purchaser Stock Price (as defined herein) and the denominator is the Relevant Price; provided, however, that in the event of a Capital Stock Fundamental Change in which (a) 100% of the value of the consideration received by a holder of Capital Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Capital Stock Fundamental Change) and (b) all the Capital Stock is exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the Applicable Conversion Price will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator is one and the denominator is the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one Share of Capital Stock as a result of such Capital Stock Fundamental Change.

     In the absence of the adjustments to the Applicable Conversion Price after a Fundamental Change, in the case of a Company Transaction each of the Preferred Securities would become convertible into the securities, cash, or other property receivable by a holder of the number of shares of Capital Stock into which each of the Preferred Securities was convertible immediately prior to such Company Transaction. Thus, in the absence of the Fundamental Change provisions, a Company Transaction could substantially lessen or eliminate the value of the conversion privilege associated with the Preferred Securities. For example, if the Company were acquired in a cash merger, each of the Preferred Securities would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of the Company and other factors.

     In Non-Stock Fundamental Change transactions, the foregoing conversion price adjustments are designed to increase the securities, cash or other property into which each of the Preferred Securities is convertible. In a Non-Stock Fundamental Change transaction in which the initial value received per Share (measured as described in the definition of Adjusted Relevant Price) is lower than the then Applicable Conversion Price of each of the Preferred Securities but greater than or equal to the Adjusted Reference Market Price, the Applicable Conversion Price will be adjusted as described above with the effect that each of the Preferred Securities will be convertible into securities, cash or other property of the same type received by the holders of Capital Stock in such transaction with the Applicable Conversion Price adjusted as though such initial value had been the Adjusted Relevant Price. In a Non-Stock Fundamental Change transaction in which the initial value received per Share (measured as described in the definition of Adjusted Relevant Price) is lower than both the Applicable Conversion Price of each of the Preferred Securities and the Adjusted Reference Market Price, the Applicable Conversion Price will be adjusted as described above but calculated as though such initial value had been the Adjusted Reference Market Price.

     In Capital Stock Fundamental Change transactions, the foregoing adjustments are designed to provide in effect that (i) where Capital Stock is converted partly into such common stock and partly into other securities, cash or property, each of the Preferred Securities will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of Purchaser Stock Price) equals the value of the Shares into which each of the Preferred Securities was convertible immediately before the transaction (measured as aforesaid) and (ii) where Capital Stock is converted solely into such common stock, each of the Preferred Securities will be convertible into the same number of shares of such common stock receivable by a holder of the number of Shares into which each of the Preferred Securities was convertible immediately before such transaction.

     "Capital Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Capital Stock consists of common stock that for each of the ten consecutive trading days immediately prior to and including the Entitlement Date (as defined herein) has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Market System of the Nasdaq Stock Market or any successor national automated interdealer quotation system (the "NNM").

     "Closing Price" of any security on any day means the last reported sale price of such security on such day, or in case no sale takes place on such day, the average of the closing bid and asked prices in each case on the principal national securities exchange on which such securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NNM or, if such securities are not listed or admitted to trading on any national securities exchange or quoted on the NNM, the average of the closing bid and asked prices of such security in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by the Company for such purpose.

     "Entitlement Date" means the record date for determination of the holders of Capital Stock entitled to receive securities, cash or other property in connection with a Non-Stock Fundamental Change or a Capital Stock Fundamental Change or, if there is no such record date, the date upon which holders of Capital Stock shall have the right to receive such securities, cash or other property.

     "Fundamental Change" means the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all the Capital Stock is exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, that, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the Applicable Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all the Capital Stock has been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the highest weighted average per share consideration that a holder of Capital Stock could have received in such transactions or events as a result of which more than 50% of the Capital Stock has been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property.

     "Non-Stock Fundamental Change" means any Fundamental Change other than a Capital Stock Fundamental Change.

     "Optional Redemption Ratio" means a fraction of which the numerator will be $27 and the denominator will be the then current Optional Redemption Price or, prior to March 15, 2003, an amount per each of the Preferred Securities determined by the Company in its sole discretion, after consultation with an investment banking firm, to be the equivalent of the hypothetical redemption price that would have been applicable if the Preferred Securities had been redeemable during such period.

     "Purchaser Stock Price" means, with respect to any Capital Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Capital Stock Fundamental Change for the ten consecutive trading days prior to and including the Entitlement Date, as adjusted in good faith by the Company to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "-- Conversion Price Adjustments -- General."

     "Reference Market Price" initially means on the date of original issuance of the Preferred Securities, $18.00 (which is an amount equal to 66 2/3% of the liquidation amount per Preferred Security), and, in the event of any adjustment to the Applicable Conversion Price, other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Applicable Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of $18.00 to the Initial Conversion Price.

     "Relevant Price" means (i) in the case of a Non-Stock Fundamental Change in which the holder of Capital Stock receives only cash, the amount of cash received by the holder of one Share of Capital Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Capital Stock Fundamental Change, the average of the daily Closing Prices for Capital Stock during the ten consecutive trading days prior to and including the Entitlement Date, in each case as adjusted in good faith by the Company to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "-- Conversion Price Adjustments -- General."

MANDATORY REDEMPTION

     Upon the repayment in full of the Junior Subordinated Debentures at the Stated Maturity or a redemption in whole or in part of the Junior Subordinated Debentures (other than following any distribution of the Junior Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem, on a pro rata basis, a Like Amount of Trust Securities, on the Redemption Date, in an amount per Trust Security equal to the applicable Redemption Price, which Redemption Price will be equal to (i) the liquidation amount of each of the Preferred Securities plus any accrued and unpaid Distributions thereon (A) in the case of the repayment of the Junior Subordinated Debentures at Stated Maturity (the "Stated Maturity Price"), or (B) in the case of the redemption of the Junior Subordinated Debentures in certain limited circumstances upon the occurrence of a Tax Event or (ii) in the case of an Optional Redemption on or after March 15, 2003, the Optional Redemption Price (as defined under "Description of Junior Subordinated Debentures -- Redemption -- Optional Redemption").

REDEMPTION PROCEDURES

     Preferred Securities shall be redeemed, if at all, at the applicable Redemption Price with the proceeds from the contemporaneous repayment or redemption of the Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the applicable Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

     If the Trust gives a notice of redemption in respect of the Preferred Securities, then, by 12:00 noon, New York City time, on the date fixed for redemption (the "Redemption Date"), to the extent funds are available, with respect to the Preferred Securities held in global form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the applicable Redemption Price to the holders of the Preferred Securities. See "-- Form, Book-Entry Procedures and Transfer." With respect to the Preferred Securities held in certificated form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Preferred Securities. See "-- Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of the Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Preferred Securities will cease, except the right of the holders of the Preferred Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Preferred Securities will cease to be outstanding. In the event that any Redemption Date is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on Preferred Securities will continue to accrue from the Redemption Date originally established by the Trust to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including United States Federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

     If the Company desires to consummate an Optional Redemption it must send a notice to each holder of Trust Securities at its registered address in accordance with the notice procedures set forth under "Description of Junior Subordinated Debentures -- Redemption -- Optional Redemption." Notice of a Tax Event Redemption will be mailed at least 20 days but not more than 60 days before the Redemption Date to each holder of Preferred Securities. Notice of repayment at Stated Maturity is not required.

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION

     If a Tax Event occurs, the Company shall cause the Issuer Trustees to liquidate the Trust and cause Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Trust within 90 days following the occurrence of such Tax Event; provided, however, that such liquidation and distribution shall be conditioned on (i) the Issuer Trustees' receipt of an opinion of nationally recognized independent tax counsel (reasonably acceptable to the Issuer Trustees) experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any income, gain or loss for U.S. Federal income tax purposes as a result of such liquidation and distribution of Junior Subordinated Debentures, and (ii) the Company being unable to avoid such Tax Event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that, in the sole judgment of the Company, will have no adverse effect on the Trust, the Company or the holders of the Preferred Securities and will involve no material cost. Furthermore, if (i) the Company has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel (reasonably acceptable to the Issuer Trustees) experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Junior Subordinated Debentures for U.S. Federal income tax purposes, even after the Junior Subordinated Debentures were distributed to the holders of the Preferred Securities upon liquidation of the Trust as described above, or (ii) the Issuer Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion, the Company shall have the right, upon not less than 20 nor more than 60 days' notice and within 90 days following the occurrence and continuation of the Tax Event, to redeem the Junior Subordinated Debentures, in whole, but not in part, for cash, for the principal amount thereof plus accrued and unpaid interest thereon and, following such redemption, all the Preferred Securities will be redeemed by the Trust at the aggregate liquidation amount thereof plus accrued and unpaid Distributions thereon; provided, however, that, if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action or pursuing some other reasonable measure that, in the sole judgment of the Company, will have no adverse effect on the Company, the Trust or the holders of the Preferred Securities and will involve no material cost, the Company or the Trust will pursue such measure in lieu of redemption. See "-- Mandatory Redemption." In lieu of the foregoing options, the Company will also have the option of causing the Preferred Securities to remain outstanding and pay Additional Sums, if any, on the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Additional Sums."

     "Tax Event" means the receipt by the Property Trustee of an opinion of a nationally recognized independent tax counsel to the Company (reasonably acceptable to the Issuer Trustees) experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (i) any amendment to or change (including any announced prospective change (which shall not include a proposed change), provided that a Tax Event shall not occur more than 90 days before the effective date of any such prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (ii) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"), (iii) any amendment to or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment or change is made known, which amendment or change is effective or such Administrative Action or decision is announced, or (iv) any current or future audit, examination or proceeding relating to the Company or any related party, in each case, on or after the date of original issuance of the Junior Subordinated Debentures or the issue date of the Preferred Securities issued by the Trust, there is more than an insubstantial risk that (a) if the Junior Subordinated Debentures are held by the Property Trustee, (I) the Trust is, or will be within 90 days of the date of such opinion, subject to U.S. Federal income tax with respect to interest accrued or received on the Junior Subordinated Debentures or subject to more than a de minimis amount of other taxes, duties or other governmental charges as determined by such counsel, or (II) any portion of interest payable by the Company to the Trust on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company in whole or in part for U.S. Federal income tax purposes or (b) with respect to Junior Subordinated Debentures which are no longer held by the Property Trustee, any portion of interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company in whole or in part for U.S. Federal income tax purposes.

     If an Investment Company Event occurs, the Company shall cause the Issuer Trustees to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Trust within 90 days following the occurrence of such Investment Company Event.

     "Investment Company Event" means the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority or any advice to the Company from any regulatory authority (a "Change in 1940 Act Law") to the effect that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Offering Circular.

     The distribution by the Company of the Junior Subordinated Debentures will effectively result in the cancelation of the Preferred Securities. See
"-- Liquidation of the Trust and Distribution of Junior Subordinated
Debentures."

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     The Company, as the holder of the outstanding Common Securities, will have the right at any time (including upon the occurrence of a Tax Event or Investment Company Act Event) to terminate the Trust and cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities upon liquidation of the Trust; provided, however, that (a) the Issuer Trustees shall have received a No Recognition Opinion prior to the liquidation of the Trust and (b) following such distribution of the Junior Subordinated Debentures, the Company must use its best efforts to maintain a rating of such Junior Subordinated Debentures by any nationally recognized rating agency for so long as any such Junior Subordinated Debentures are outstanding.

     The Trust shall automatically terminate upon the first to occur of (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities if the Company, as Depositor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as Depositor); (iii) redemption of all the Trust Securities as described under "-- Mandatory Redemption"; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If an early termination occurs as described in clause (i), (ii), (iv) or
(v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution would not be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate liquidation amount thereof plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The Company, as holder of the Common Securities, will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that if a Debenture Event of Default (or an event that, with notice or passage of time, would become such a Debenture Event of Default) or an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities with respect to any such distributions. See "-- Subordination of Common Securities."

     "Like Amount" means (i) with respect to a redemption of Preferred Securities, Preferred Securities having an aggregate liquidation amount equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative liquidation amounts of such classes and the proceeds of which will be used to pay the applicable Redemption Price of the Preferred Securities and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Preferred Securities in connection with a dissolution or liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

     If the Company does not redeem the Junior Subordinated Debentures prior to Stated Maturity and the Trust is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Trust Securities, the Preferred Securities will remain outstanding until the repayment of the Junior Subordinated Debentures at the Stated Maturity and the distribution of the Liquidation Distribution to the holders of the Preferred Securities.

     On and after the liquidation date fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to Preferred Securities held by DTC or its nominee and (iii) any certificates representing Preferred Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the liquidation amount of such Preferred Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for cancelation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

     There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Preferred Securities and Common Securities, as applicable, shall be made pro rata to the holders of Preferred Securities and Common Securities based on the liquidation amount of the Trust Securities; provided, however, that, if on any Distribution Date or Redemption Date any Debenture Event of Default (or an event that, with notice or passage of time, would become such an Event of Default) or an Event of Default under the Declaration shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accrued and unpaid Distributions on all of the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or, in the case of payment of the applicable Redemption Price, the full amount of such Redemption Price on all of the outstanding Preferred Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the applicable Redemption Price of, the Preferred Securities then due and payable.

     In the case of any Event of Default under the Declaration resulting from a Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Declaration until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until all such Events of Default under the Declaration have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under the Declaration (an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures -- Debenture Events of Default");

          (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days (subject to the deferral of any due date in the case of a Deferral Period);

          (iii) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable;

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Declaration (other than a covenant or warranty, a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Issuer Trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Declaration; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

     Within three Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Preferred Securities, the Administrative Trustees and the Company, unless such Event of Default shall have been cured or waived. The Company and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     If a Debenture Event of Default (or an event that with notice or the passage of time, would become such an Event of Default) or an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities as described above. See
"-- Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "-- Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of the Delaware Trustee or the Property Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at the time be located, the Company, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Declaration. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below or as otherwise set forth in the Declaration. The Trust may, at the request of the Company, as Depositor, with the consent of the Administrative Trustees but without the consent of the holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, however, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed or traded upon notification of issuance, on any national securities exchange, national automated quotation system or other organization on which the Preferred Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical and limited to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act, (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and (ix) such merger, consolidation, amalgamation, replacement or lease is not a taxable event for holders of the Preferred Securities. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as an association taxable as a corporation (or to substantially increase the likelihood that the Trust or the successor entity would be classified as other than a grantor trust) for U.S. Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

     Except as provided below and under "Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

     In addition to the rights of the holders of Preferred Securities with respect to the enforcement of payment to the Trust of principal of or interest on the Junior Subordinated Debentures as provided under "Description of Junior Subordinated Debentures -- Debenture Events of Default," if (i) a Debenture Event of Default occurs and is continuing or (ii) the Company defaults under the Guarantee with respect to the Preferred Securities (each an "Appointment Event"), then the holders of the Preferred Securities, acting as a single class, will be entitled by the majority vote of such holders to appoint a Special Trustee. Any holder of Preferred Securities (other than the Company or any of its affiliates) shall be entitled to nominate any person to be appointed as Special Trustee. Not later than 30 days after such right to appoint a Special Trustee arises, the Issuer Trustees shall convene a meeting of the holders of Preferred Securities for the purpose of appointing a Special Trustee. If the Issuer Trustees fail to convene such meeting within such 30-day period, the holders of not less than 10% of the aggregate stated liquidation amount of the outstanding Preferred Securities will be entitled to convene such meeting. The provisions of the Declaration relating to the convening and conduct of the meetings of the holders will apply with respect to any such meeting. Any Special Trustee so appointed shall cease to be a Special Trustee if the Appointment Event pursuant to which the Special Trustee was appointed and all other Appointment Events cease to be continuing. Notwithstanding the appointment of any such Special Trustee, the Company shall retain all rights under the Indenture, including the right to defer payments of interest by extending the interest payment period as provided under "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Date." If such an extension occurs, there will be no Debenture Event of Default and, consequently, no Event of Default for failure to make any scheduled interest payment during the Deferral Period on the date originally scheduled.

     The Declaration may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provision in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to ministerial matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any

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

provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will not be taxable as a corporation or will be classified for U.S. Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the 1940 Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may also be amended by the Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding Preferred Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for U.S. Federal income tax purposes or the Trust's exemption from status as an "investment company" under the 1940 Act. In addition, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debentures are held by the Trust, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or
(iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that such action will not affect the Trust's status as a grantor trust for U.S. Federal income tax purposes on account of such action.

     Any required approval of holders of Preferred Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in the Declaration.

     No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel the Preferred Securities in accordance with the Declaration.

     Notwithstanding that holders of the Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

     In the Indenture, the Company has agreed to pay all debts and other obligations (other than with respect to payments of Distributions, amounts payable upon redemption and the liquidation amount of the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Trust) and the offering of the Preferred Securities, and to pay any and all taxes and all costs and expenses with respect to the foregoing (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Company under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company has also agreed in the Indenture to execute such additional agreement(s) as may be necessary or desirable to give full effect to the foregoing.

FORM, BOOK-ENTRY PROCEDURES AND TRANSFER

     Preferred Securities will be issued in fully registered form. Investors may elect to hold their Preferred Securities directly or, subject to the rules and procedures of DTC, hold their interest in a global certificate (the "Global Preferred Securities") registered in the name of Cede & Co., as nominee of DTC. However, tendering holders of Shares held in global form shall initially receive an interest in the Global Preferred Securities and tendering holders of Shares held directly in certificated form shall initially receive Preferred Securities in certificated form. See "The Exchange Offer -- Procedures for Tendering." Except as set forth below, the Global Preferred Securities may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the Global Preferred Securities directly through DTC if they have an account with DTC or indirectly through organizations which have accounts with DTC.

     DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     Upon the issuance of the Global Preferred Securities, DTC will credit, on its book-entry registration and transfer system, the principal amount of the Preferred Securities represented by such Global Preferred Securities to the accounts of participants. Ownership of beneficial interests in the Global Preferred Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Preferred Securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in the Global Preferred Securities other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Preferred Securities.

     So long as DTC or its nominee is the registered holder and owner of the Global Preferred Securities, DTC or such nominee, as the case may be, will be considered the sole legal owner and holder of the related Preferred Securities for all purposes of the Declaration, the Guarantee and the Indenture. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the Global Preferred Securities desires to take any action that DTC, as the holder of the Global Preferred Securities, is entitled to take, DTC would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payment of amounts with respect to the Preferred Securities represented by the Global Preferred Securities registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Preferred Securities.

     The Company expects that DTC or its nominee, upon receipt of payment of amounts with respect to the Global Preferred Securities, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Preferred Securities as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Preferred Securities held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. Neither the Company nor the Trust will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the Global Preferred Securities owning through such participants.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Preferred Securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trust will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     Neither the Company nor the Trust shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the Preferred Securities, and the Company and the Trust may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and their respective principal amounts, of the Preferred Securities to be issued).

     The information in this Offering Circular concerning DTC and DTC's book-entry system has been obtained from such sources that the Company believes to be reliable. Neither the Company nor the Trust will have any responsibility for the performance by DTC or its participants of their respective obligations as described hereunder or under the rules and procedures governing their respective operations.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Global Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates, or, in respect of the Preferred Securities that are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

     The Property Trustee has informed the Trust that so long as it serves as paying agent for the Preferred Securities, it anticipates that information regarding Distributions on the Preferred Securities, including payment date, record date and redemption information, will be made available through Firstar Bank.

REGISTRAR, CONVERSION AGENT AND TRANSFER AGENT

     The Property Trustee will act as registrar, conversion agent and transfer agent for the Preferred Securities.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, during the existence of an Event of

Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of the Preferred Securities or the Common Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or classified as an association taxable as a corporation for U.S. Federal income tax purposes (or in a way that would substantially increase the risk that the Trust would be classified as other than a grantor trust for U.S. Federal income tax purposes), and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for U.S. Federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

     Holders of the Trust Securities have no preemptive or similar rights.

     The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures are to be issued under the Indenture between the Company and Firstar Bank, as trustee (the "Debenture Trustee"). The Indenture will be qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by incorporation of the Trust Indenture Act.

GENERAL

     Interest will accrue on the Junior Subordinated Debentures at the annual rate of $2.00 for each $27 principal amount thereof and will be payable quarterly in arrears on each of March 15, June 15, September 15 and December 15 (each, an "Interest Payment Date"), commencing March 15, 2000, to the person in whose name each Convertible Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the first of the month in which the applicable Interest Payment Date occurs. It is anticipated that, until the liquidation of the Trust, each Convertible Junior Subordinated Debenture will be registered in the name of the Trust and held by the Property Trustee for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of the number of days elapsed in a 360-day year consisting of twelve 30-day months, except that the interest payment payable on March 15, 2000, will be $0.50 for each $27 principal amount. In the event that any Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the applicable Interest Payment Date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law), compounded quarterly from the relevant Interest Payment Date. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date, Special Interest and Additional Sums, as applicable. See "-- Additional Sums."

     Unless previously redeemed or repurchased in accordance with the Indenture, the Junior Subordinated Debentures will mature on March 15, 2030 (the "Stated Maturity"). See "-- Redemption -- Repayment at Maturity; Redemption of Junior Subordinated Debentures."

     The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt. Because the Company is principally a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent that the Company may itself be recognized as a creditor of such subsidiary. Accordingly, the Junior Subordinated Debentures will be subordinated to all Senior Debt and effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "Risk Factors -- Ranking of Obligations Under the Guarantee and the Junior Subordinated Debentures" and "-- Subordination."

OPTION TO EXTEND INTEREST PAYMENT DATE

     As long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Deferral Period, provided, however, that no Deferral Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. At the end of a Deferral Period, the Company must pay all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest accrued thereon compounded quarterly from the relevant Interest Payment Date, to the extent permitted by applicable law). During a Deferral Period and for so long as the Junior Subordinated Debentures remain outstanding, interest will continue to accrue and holders of Junior Subordinated Debentures (and holders of the Preferred Securities) will be required to accrue interest income (in the form of OID) for U.S. Federal income tax purposes. See "U.S. Federal Income Tax
Considerations -- U.S. Federal Income Tax Consequences of Holding Preferred Securities -- Interest Income and Original Issue Discount."

     During any Deferral Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid and (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in Capital Stock, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of Capital Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). A Deferral Period will terminate upon the payment by the Company of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest accrued thereon, compounded quarterly, to the extent permitted by applicable law). Upon the termination of any Deferral Period, and subject to the foregoing limitations, the

Company may elect to begin a new Deferral Period. No interest shall be due and payable during a Deferral Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Deferral Period at least ten days prior to the record date for the Distributions on the Preferred Securities that would have been payable except for the election to begin or extend such Deferral Period. The Debenture Trustee shall give notice of the Company's election to begin or extend a new Deferral Period to the holders of the Preferred Securities. There is no limitation on the number of times that the Company may elect to begin a Deferral Period.

REDEMPTION

  Repayment at Maturity; Redemption of Junior Subordinated Debentures

     The Junior Subordinated Debentures must be repaid at Stated Maturity, unless earlier redeemed. The circumstances in which the Company may redeem the Junior Subordinated Debentures prior to Stated Maturity are described below. Upon the repayment in full at maturity or redemption, in whole or in part, of the Junior Subordinated Debentures (other than following the distribution of the Junior Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or redemption shall concurrently be applied to redeem, at the applicable Redemption Price, a Like Amount of Trust Securities, upon the terms and conditions described herein. See "Description of Preferred Securities -- Mandatory Redemption."

  Optional Redemption

     The Company shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, at any time or from time to time after March 15, 2003, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to $27.27 per $27 principal amount of the Junior Subordinated Debentures to be redeemed plus any accrued and unpaid interest, including Additional Sums, if any, to the date of redemption, if redeemed on or before March 15, 2004, and thereafter at $27 per $27 principal amount of Junior Subordinated Debentures plus, in each case, accrued and unpaid interest, including Additional Sums, if any, to the redemption date.

     In the event of any redemption in part, the Company shall not be required
(i) to issue, register the transfer of or exchange any Junior Subordinated Debenture during a period beginning at the opening of business 15 days before any selection for redemption of Junior Subordinated Debentures and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Junior Subordinated Debentures to be so redeemed and (ii) to register the transfer of or exchange any Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Debenture being redeemed in part.

  Tax Event Redemption

     The Company may also, under certain limited circumstances within 90 days of the occurrence and continuation of a Tax Event, redeem (a "Tax Event Redemption") the Junior Subordinated Debentures in whole, but not in part, at the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of redemption (the "Tax Event Redemption Price"). See "Description of Preferred Securities -- Tax Event or Investment Company Event Redemption or Distribution."

     If the Company is permitted to consummate a Tax Event Redemption and it desires to do so, it must mail notice to holders of Preferred Securities at least 20 days but not more than 60 days before the Redemption Date.

ADDITIONAL SUMS

     If (i) the Property Trustee is the sole holder of all Junior Subordinated Debentures and (ii) the Trust is required to pay any additional taxes, duties, assessments or other governmental charges as a result of a Tax Event or otherwise ("Additional Sums"), the Company will pay as additional amounts on the Junior Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Trust in respect of the Trust Securities shall not be reduced as a result of any such Additional Sums.

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

RESTRICTIONS ON CERTAIN PAYMENTS

     If (i) a Debenture Event of Default has occurred and is continuing, (ii) the Company is in default with respect to its payment of any obligations under the Guarantee or (iii) the Company has have given notice of its election of a Deferral Period as provided in the Indenture and has not rescinded such notice, or such Deferral Period is continuing, the Company may not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid, (b) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or (c) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (in each case other than (A) dividends or distributions in Capital Stock, (B) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (C) payments under the Guarantee, (D) purchases or acquisitions of shares of Capital Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior in interest to the Junior Subordinated Debentures), (E) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (F) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

MODIFICATION OF INDENTURE

     From time to time the Company and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures or the holders of the Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding Convertible Junior Subordinated Debenture so affected, change the Stated Maturity, or reduce the principal amount of the Junior Subordinated Debentures, or reduce the rate or extend the time of payment of interest thereon or reduce the percentage of principal amount of Junior Subordinated Debentures the consent of whose holders is required to amend, waive or supplement the Indenture, or have certain other effects as set forth in the Indenture.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default":

          (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of a Deferral Period);

          (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise;

          (iii) failure to observe or perform certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures;

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

          (iv) failure by the Company to issue and deliver shares of Capital Stock upon an election by a holder of Preferred Securities to convert such Preferred Securities;

          (v) certain events in bankruptcy, insolvency or reorganization of the Company; or

          (vi) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of the Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default and, should the Debenture Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Preferred Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal of (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. Should the holders of such Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Preferred Securities shall have such right. The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Preferred Securities may institute a Direct Action. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Preferred Securities. Notwithstanding any payments made to a holder of Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and interest on the Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holders of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action.

     The holders of the Preferred Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Declaration. See "Description of Preferred Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Company shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and no person shall consolidate with or merge with or into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless
(i) in case the Company consolidates with or merges with or into another person or conveys or transfers its properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any State of the United States or the District of Columbia, and such successor person expressly assumes the Company's obligations on the Junior Subordinated Debentures issued under the Indenture and shall have provided for conversion rights in accordance with Article XIII of the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) if at the time any Preferred Securities are outstanding, such transaction is permitted under the Declaration and the Guarantee and does not give rise to any breach or violation of the Declaration or the Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

SUBORDINATION

     The Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of, and premium and interest, if any, on, such Senior Debt before the holders of Junior Subordinated Debentures, or the Property Trustee on behalf of the holders, will be entitled to receive or retain any payment or distribution in respect thereof.

     In the event of the acceleration of the maturity of the Junior Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of, and premium and interest, if any, on, the Junior Subordinated Debentures.

     If the Company defaults in the payment of any principal of, or premium or interest, if any, on, any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, and such default continues beyond the period of grace, if any, specified in the instrument evidencing such Senior Debt, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Debt has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal of, and premium and interest, if any, on, the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

     "Senior Debt" means (i) the principal of, and premium and interest, if any, on, all indebtedness of the Company for money borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, (ii) all obligations to make payment pursuant to the terms of financial instruments, such as (a) securities contracts and foreign currency exchange contracts, (b) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity options contracts, and (c) similar financial instruments, except, in the case of both (i) and (ii) above, such indebtedness and obligations that are expressly stated to rank junior in right of payment to, or pari passu in right of payment with, the Junior Subordinated Debentures; (iii) indebtedness or obligations of others of the kind described in both (i) and (ii) above for the payment of which the Company is responsible or liable as guarantor or otherwise and (iv) any deferrals, renewals or extensions of any such Senior Debt; provided, however, that Senior Debt shall not be deemed to include (a) any Debt of the Company which, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, was without recourse to the Company, (b) trade accounts payable and accrued liabilities arising in the ordinary course of business, (c) any Debt of the Company to any of its subsidiaries, (d) Debt to any employee of the Company and (e) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Junior Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such Debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject.

     "Debt" means (i) the principal of, and premium and interest, if any, on, indebtedness for money borrowed, (ii) purchase money and similar obligations,
(iii) obligations under capital leases, (iv) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of such indebtedness of others, (v) renewals, extensions and refunding of any such indebtedness, (vi) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings and (vii) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts and similar arrangements.

     The Indenture places no limitation on the amount of Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt. At November 30, 1999, the aggregate outstanding Senior Debt of the Company was approximately $89,792,000. The Indenture also places no limitation on the Debt of the Company's subsidiaries, which is effectively senior in right of payment to the Junior Subordinated Debentures. As of November 30, 1999, the Company's subsidiaries had Debt and other liabilities of approximately $89,769,000 .

REGISTRATION AND TRANSFER

     Unless and until distributed to holders of the Trust Securities, the Junior Subordinated Debentures will be registered in the name of and held by the Property Trustee. Should the Junior Subordinated Debentures be distributed to holders of the Trust Securities, such Junior Subordinated Debentures will be issued in fully registered form. In such event, investors may elect to hold their Junior Subordinated Debentures directly or, subject to the rules and procedures of DTC, hold interests in a global certificate deposited with DTC and registered in the name of Cede & Co., as nominee of DTC.

     Payments on Junior Subordinated Debentures held in global form will be made to DTC, as the depositary for the Junior Subordinated Debentures. In the case of Junior Subordinated Debentures issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Company; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer.

     For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Preferred Securities -- Form, Book-Entry Procedures and Transfer." If the Junior Subordinated Debentures are distributed to the holders of the Trust Securities upon the termination of the Trust, the form, book-entry and transfer procedures with respect to the Preferred Securities as described under "Description of Preferred Securities -- Form, Book-Entry Procedures and Transfer," shall apply to the Junior Subordinated Debentures mutatis mutandis.

PAYMENT AND PAYING AGENTS

     Payment of the principal of, and premium and interest, if any, on, the Junior Subordinated Debentures will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made (except in the case of Junior Subordinated Debentures that are held in global form) by check mailed to each registered holder or by wire transfer. Payment of any interest on any Junior Subordinated Debenture will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of Delaware.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                            DESCRIPTION OF GUARANTEE

     The Guarantee will be executed and delivered by the Company concurrently with the issuance by the Trust of the Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. Firstar Bank will act as trustee (the "Guarantee Trustee") under the Guarantee. The Guarantee will be qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

GENERAL

     Pursuant to the Guarantee, the Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined herein) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the
Guarantee: (i) any accrued and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to Preferred Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (other than in connection with the distribution of Junior Subordinated Debentures to the holders of the Preferred Securities or the redemption of all of the Preferred Securities) the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities upon liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Preferred Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Preferred Securities, although it will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection. If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor.

     The Guarantee will rank subordinate and junior in right of payment to all Senior Debt. See "-- Status of the Guarantee." Because the Company is principally a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of the holders of Preferred Securities to benefit indirectly from any such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under any indenture that the Company may enter into in the future or otherwise.

     Taken together, the Company's obligations under the Guarantee, the Declaration, the Junior Subordinated Debentures and the Indenture, including the Company's obligation to pay the costs. expenses and other liabilities of the Trust (other than the Trust's obligations to the holders of the Trust Securities under the Trust Securities), provide, in the aggregate, a full, irrevocable and unconditional guarantee of all of the Trust's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt in the same manner as Junior Subordinated Debentures.

     The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Preferred Securities of the Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities -- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default in payment of any Guarantee Payment, the Company shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Preferred Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Guarantee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of Delaware.

                RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE
                JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Indenture, the Declaration and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Trust will not pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Preferred Securities is to institute a Direct Action. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Debt.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Preferred Securities, primarily because: (i) the aggregate principal amount or applicable Redemption Price of the Junior Subordinated Debentures will be equal to the sum of the aggregate liquidation amount or applicable Redemption Price, as applicable, of the Trust Securities; (ii) the interest rate payable on the Junior Subordinated Debentures and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Preferred Securities; (iii) the Company shall pay for all costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes thereof.

     Notwithstanding anything to the contrary in the Indenture, the Company has the right to set off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, any payment under the Guarantee used to satisfy the related payment of indebtedness under the Indenture.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

     A holder of any of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Debt would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Declaration.

LIMITED PURPOSE OF THE TRUST

     The Preferred Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds of the Trust Securities in Junior Subordinated Debentures.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debentures, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Preferred Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Preferred Securities and a holder of Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                          DESCRIPTION OF CAPITAL STOCK

     The holders of the Capital Stock are entitled to one vote for each Share on all matters on which the holders of Capital Stock are entitled to vote and do not have any cumulative voting rights. The Board of Directors may, in its sole discretion, declare dividends on the Capital Stock, to be paid out of funds legally available therefor. Holders of Capital Stock do not have any preemptive, conversion, redemption or sinking fund rights. All outstanding Shares of the Capital Stock are fully paid and nonassessable.

     The transfer agent and registrar for the Capital Stock is Norwest Bank Minnesota, N.A.

     The Capital Stock is listed on the NYSE under the trading symbol "CHE."

                     U.S. FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of the material U.S. Federal income tax consequences of the Exchange Offer and ownership of Preferred Securities. However, the summary is limited in the following ways:

     - It only applies to Exchanging Holders (as defined below).

     - It assumes that the Shares and Preferred Securities are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

     - It is based on the Code, Treasury regulations thereunder (the "Treasury Regulations") and administrative and judicial interpretations thereof, as of the date hereof. All of these are subject to change, possibly on a retroactive basis.

     - It does not describe the special tax considerations applicable to special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies or tax-exempt investors. It also does not apply to persons who hold or will hold the Shares or Preferred Securities as a part of a "straddle," "synthetic security," "hedge," "conversion transaction" or other integrated investment.

     - It does not address the tax consequences to persons who have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Stock or Preferred Securities.

     - It does not apply to a Foreign Holder (as defined below) who or which (a) owns 10% or more of the Shares or (b) is a "controlled foreign corporation" with respect to the Company.

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

     - It does not describe any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to the Shares or Preferred Securities.

     No rulings have been, or will be, sought from the Internal Revenue Service ("IRS") with respect to the Exchange Offer or ownership of Preferred Securities. Accordingly, there can be no assurance that the IRS will not challenge the conclusions expressed in this summary or that a court would not sustain such a challenge. In particular, if the Junior Subordinated Debentures were considered equity, rather than indebtedness, for U.S. Federal income tax purposes, the U.S. Federal income tax consequences would be significantly different than described below.

     For purposes of this summary:

     - an "Exchanging Holder" is a holder of Shares that exchanges such Shares for Preferred Securities in the Exchange Offer.

     - a Foreign Holder is any Exchanging Holder who or which is an individual, a corporation, an estate or a trust that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code.

CLASSIFICATION OF THE TRUST AS A GRANTOR TRUST

     In connection with the issuance of the Preferred Securities, Cravath, Swaine & Moore, tax counsel to the Company and the Trust, will render its opinion, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, that the Trust will be classified for U.S. Federal income tax purposes as a grantor trust and not as an association (or a publicly traded partnership) taxable as a corporation. Accordingly, for U.S. Federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income all income, gain or loss with respect to its allocable share of those Junior Subordinated Debentures.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES AS INDEBTEDNESS

     In connection with the issuance of the Junior Subordinated Debentures, Cravath, Swaine & Moore will render its opinion under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, that the Junior Subordinated Debentures to be held by the Trust should be classified for U.S. Federal income tax purposes as indebtedness of the Company. By acceptance of Preferred Securities, each holder covenants to treat the Junior Subordinated Debentures as indebtedness and the Preferred Securities as evidence of indirect beneficial ownership interest in the Junior Subordinated Debentures. The remainder of this discussion assumes, unless specifically indicated otherwise, that the Junior Subordinated Debentures will be classified as indebtedness of the Company for U.S. Federal income tax purposes.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

     An exchange of Shares for Preferred Securities pursuant to the Exchange Offer will be a taxable transaction. The U.S. Federal income tax consequences to an Exchanging Holder will vary and depend on each Exchanging Holder's particular circumstances. An Exchanging Holder will be treated either as recognizing capital gain or loss from the exchange of Shares or as receiving a dividend distribution from the Company.

  Capital Gain or Loss Treatment

     If the exchange by an Exchanging Holder qualifies for capital gain or loss treatment under either of the two tests described below, then an Exchanging Holder will recognize capital gain or loss equal to the difference between (i) the fair market value of the Preferred Securities, as of the Expiration Date, received in the Exchange Offer and (ii) its tax basis in the Shares surrendered therefor. Any such gain or loss will be long-term capital gain or loss if the Shares were held for more than one year as of the Expiration Date.

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

  Dividend Treatment

     If the exchange by an Exchanging Holder does not satisfy either of the two tests described below, the exchange will be deemed to constitute a distribution taxable as a dividend. Such Exchanging Holder will be required to include the fair market value of the Preferred Securities, as of the Expiration Date, received in the Exchange Offer in income as ordinary dividend income. The tax basis in the Shares surrendered in the Exchange Offer will be added to the tax basis of the remaining Shares held by the Exchanging Holder. However, if the amount of the distribution exceeds the Company's current or accumulated earnings and profits, as calculated for U.S. Federal income tax purposes ("E&P"), the excess will instead be treated first as a tax-free return of capital (thereby reducing such Exchanging Holder's basis in its Shares on a dollar-for dollar basis) to the extent of the Exchanging Holder's basis in its Shares and thereafter as capital gain.

     An Exchanging Holder that is a U.S. corporation may be entitled to claim a dividends-received deduction under Section 243 of the Code, subject to applicable limitations. However, it is expected that any such dividend would constitute an "extraordinary dividend" under Section 1059 of the Code. Corporate holders are urged to consult with their tax advisors concerning these matters.

  Tests for Capital Gain or Loss Treatment

     An Exchanging Holder will qualify for capital gain or loss, rather than dividend, treatment if the exchange of Shares for Preferred Securities either

     - is "substantially disproportionate" with respect to the Exchanging Holder or

     - is "not essentially equivalent to a dividend" with respect to the Exchanging Holder.

     The "substantially disproportionate" test is satisfied if the percentage of the then outstanding Shares actually and constructively owned by the Exchanging Holder immediately after the exchange is less than 80% of the percentage of the then outstanding Shares actually and constructively owned by such Exchanging Holder immediately before such exchange.

     The "not essentially equivalent to a dividend test" is satisfied if the exchange results in a "meaningful reduction" in the Exchanging Holder's percentage interest in the Shares. The IRS has indicated in published rulings that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who or which exercises no control over corporate affairs may constitute such a "meaningful reduction." Exchanging Holders expecting to rely on the "not essentially equivalent to a dividend" test should consult their own tax advisors as to its application in their particular situation.

     In determining whether an Exchanging Holder will satisfy either of the two tests for capital gain or loss treatment, an Exchanging Holder must take into account not only the Shares that it actually owns, but also any Shares which it will be considered to "constructively" own under Section 318 of the Code. An Exchanging Holder may be considered to constructively own, among other things, any Shares that it has a right to acquire by way of the conversion feature of the Preferred Securities. In addition, an Exchanging Holder may be considered to own Shares or Preferred Securities actually owned, and in some cases, constructively owned, by certain related individuals or entities.

     In calculating its percentage interest in Shares after the Exchange Offer, an Exchanging Holder must take into account the following:

     - the Exchanging Holder is treated as owning the Capital Stock that it could acquire by converting its Preferred Securities and

     - the total outstanding Shares is reduced by the number of Shares accepted for exchange in the Exchange Offer, and, as to any Exchanging Holder, is increased by the Shares that would be issued to that Exchanging Holder on conversion of its Preferred Securities but is not increased by any Shares that would be issued to other holders on conversion of their Preferred Securities.

     If an Exchanging Holder exchanges less than all its Shares in the Exchange Offer, this may adversely affect such Exchanging Holder's ability to satisfy the tests for capital gain or loss treatment. This result could arise if an Exchanging Holder tenders less than all its Shares in the Exchange Offer or as a result of proration in the Exchange Offer or both.

     If an Exchanging Holder sells or otherwise disposes of Shares at or about the same time as the Exchange Offer, such sales may be taken into account in determining whether the Exchanging Holder satisfies either the "substantially disproportionate" or the "not essentially equivalent to a dividend" test. An Exchanging Holder should consult with its tax advisor regarding the treatment of such sales of Capital Stock.

  Foreign Holders

     A Foreign Holder may not be subject to U.S. Federal income tax on the exchange if the Foreign Holder satisfies either of the two tests for capital gain or loss treatment described above, unless:

     - the Foreign Holder's gain is effectively connected with a trade or business of the Foreign Holder within the United States, or

     - the Foreign Holder is an individual and is present in the United States for 183 or more days in the taxable year of the Expiration Date and certain other conditions are met.

     However, if the Foreign Holder does not satisfy either of the two tests for capital gain or loss treatment described above, its dividend income will be subject to withholding of U.S. Federal income tax at a rate of 30% or such lower rate as may be specified in an applicable income tax treaty unless the dividend is effectively connected with the conduct of a trade or business in the United States. In addition, in the case of a Foreign Holder that is a corporation, such Foreign Holder also may be subject to an additional "branch profits tax" at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

     The Company will have no way of knowing whether any Exchanging Holder satisfies either of the two tests for capital gain or loss treatment described above. As a result, to protect itself, the Company will withhold U.S. Federal income tax at a rate of 30% from gross proceeds paid pursuant to the Exchange Offer to a Foreign Holder or its agent, unless the Exchanging Holder demonstrates to the Company that no withholding or a reduced rate of withholding should apply. In order to provide for such withholding, the Company or Firstar Bank may sell some portion of the Preferred Securities that otherwise would have been distributed to an Exchanging Holder. A Foreign Holder may apply for a refund of any excess withholding by filing a claim with the IRS.

  Holders of Shares Who Do Not Participate in the Exchange Offer

     Holders of Shares who elect not to participate in the Exchange Offer and who consequently do not exchange their Shares will not recognize gain or loss as a consequence of the Exchange Offer.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF HOLDING PREFERRED SECURITIES

  Tax Basis and Holding Period

     A Exchanging Holder's initial tax basis for its Preferred Securities will equal the fair market value of the Preferred Securities as of the Expiration Date, and its holding period in the Preferred Securities will commence the day after the Expiration Date.

  Issue Price

     The issue price of each $27 principal amount of each Junior Subordinated Debenture will be equal to the fair market value of a Preferred Security on the Expiration Date.

  Interest Income and Original Issue Discount

     Unless the rules applicable to OID or bond premium apply to the Junior Subordinated Debentures, as discussed below, stated interest on the Preferred Securities will generally be taxable to a holder as ordinary income when paid or accrued in accordance with that holder's regular method of accounting for U.S. Federal income tax purposes. While the existence of an issuer's option to defer the payment of interest on debt instruments generally results in the application of the OID rules, debt instruments like the Junior Subordinated Debentures are not considered issued with OID if there is only a "remote" likelihood of the Company exercising its option of deferral.

     The Company believes, and this discussion assumes, that, as of the date hereof, the likelihood of deferring payments of interest under the terms of the Junior Subordinated Debentures is "remote" within the meaning of the applicable Treasury Regulations. This belief is based in part on the fact that exercising that option would prevent the Company from declaring dividends on its Capital Stock and would prevent the Company from making any payments with respect to debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. Therefore, although the matter is not free from doubt, the Company believes that the Junior Subordinated Debentures should not be treated as subject to the OID rules at the time of their original issuance by reason of the Company's deferral option. No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term "remote" as used in the applicable Treasury regulations, and it is possible that the IRS could take a position contrary to the interpretations herein.

     If the likelihood of the Company exercising the option to defer any payment of interest were determined not to be "remote" or if the Company were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would be treated as subject to the OID rules at the time of their original issuance or at the time of such exercise, as the case may be, for the entire remaining term of the Junior Subordinated Debentures. Under these rules, OID would accrue on an economic accrual basis and would be includible in income on the accrual method, including during any interest deferral period, regardless of the holder's method of accounting for U.S. Federal income tax purposes. Consequently, holders of the Preferred Securities would be required to include OID in gross income even though the Company would not make any actual distributions during the extension period. Actual distributions of interest on the Junior Subordinated Debentures generally would not be separately taxable. A holder that disposes of its Preferred Securities prior to the record date for payment of distributions on the Junior Subordinated Debentures will be subject to tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Trust with respect to such OID.

     OID will also arise on the Junior Subordinated Debentures if the issue price is less than the principal amount of the Junior Subordinated Debentures by a percentage amount equal to or greater than the product of (i) 0.25% and (ii) the number of complete years to its maturity. Such OID would also be required to be included in income as it accrues over the term of the Junior Subordinated Debentures.

     Holders will not be entitled to the dividends-received deduction with respect to any amounts received with respect to the Preferred Securities.

  Bond Premium

     If the issue price of the Junior Subordinated Debentures is greater than their principal amount, the excess will be bond premium that is amortizable over the term of the Junior Subordinated Debentures, but only to the extent such excess is not attributable to the conversion feature of the Preferred Security. The amount of such bond premium that is amortized in any taxable year will be treated as a reduction of the holder's interest or OID income on the Junior Subordinated Debentures for such year and will reduce the holder's tax basis in the Junior Subordinated Debentures on a dollar-for-dollar basis.

  Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the
Trust

     If the Junior Subordinated Debentures are distributed to holders in exchange for the Preferred Securities and in liquidation of the Trust, a holder would not be subject to U.S. Federal income tax and would receive an aggregate tax basis and holding period in the Junior Subordinated Debentures equal to its aggregate tax basis and holding period in its Preferred Securities.

     If the Junior Subordinated Debentures are redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities, a holder would recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "Sale of Preferred Securities" immediately below.

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

  Sale of Preferred Securities

     A holder who sells Preferred Securities will be considered to have disposed of all or part of its pro rata share of the Junior Subordinated Debentures and will recognize gain or loss equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in such Preferred Securities. A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price decreased by principal payments received on the Preferred Securities. If the OID rules apply to the Junior Subordinated Debentures, a holder's adjusted tax basis is increased by OID includible in income and decreased by distributions or other payments received on the Junior Subordinated Debentures (other than interest that is not treated as OID) since and including the day that the Junior Subordinated Debentures became subject to the OID rules. Any such gain or loss generally will be capital gain or loss (except to the extent of any accrued interest with respect to such holder's pro rata share of the Junior Subordinated Debentures required to be included in income as ordinary income) and will be long-term capital gain or loss if such holder's holding period for such Preferred Securities is more than one year at the time of sale.

     If the Junior Subordinated Debentures are subject to the OID rules, a holder who disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include OID on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to its adjusted tax basis. To the extent the amount recognized on the sale is less than the holder's adjusted tax basis (which basis will include all accrued but unpaid OID), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. Federal income tax purposes.

  Conversion of Preferred Securities into Shares

     A holder of Preferred Securities will not recognize income, gain or loss upon the conversion, through the Property Trustee, as Conversion Agent, of Junior Subordinated Debentures into Shares (although the holder will be required to continue to accrue any OID through the date of conversion). The holder will recognize gain upon the receipt of cash in lieu of a fractional share of Capital Stock. Such gain will be equal to the amount of cash received less the holder's tax basis in such fractional share.

     A holder's tax basis and holding period in the Shares received upon conversion of Preferred Securities will generally be equal to the holder's tax basis and holding period in the Preferred Securities, except that a holder's tax basis will be reduced by the basis allocated to any fractional shares for which cash is received.

  Adjustment of Conversion Price

     Treasury Regulations promulgated under Section 305 of the Code would treat holders of Preferred Securities as having received a constructive distribution from the Company if the Applicable Conversion Ratio of the Junior Subordinated Debentures were adjusted and both (i) as a result of such adjustment, the proportionate interest (measured by the number of Shares into which the Junior Subordinated Debentures are convertible) of the holders of the Preferred Securities in the assets or earnings and profits of Company were increased, and
(ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Shares. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of the Company. Holders of the Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.

  Foreign Holders

       Payments on the Preferred Securities and Shares

     If the Preferred Securities are treated as indebtedness for U.S. Federal income tax purposes, no withholding tax would be imposed provided that the Foreign Holder met certain certification requirements.

     However, if the Preferred Securities constitute equity for U.S. Federal income tax purposes, payments made on the Preferred Securities to a Foreign Holder will be subject to withholding of U.S. Federal income tax at a rate of 30% or such lower rate as may be specified in an applicable income tax treaty unless the dividend is effectively connected with the conduct of a trade or business in the United States.

     Because the Junior Subordinated Debentures may be classified as equity, rather than indebtedness, of the Company for U.S. Federal income tax purposes, the Company will withhold U.S. Federal income tax at a rate of 30%, or such lower rate as may be provided by an applicable income tax treaty.

     A Foreign Holder that is eligible for a reduced rate of withholding tax pursuant to an applicable income tax treaty may submit documentation to the Company in order to avail itself of such treaty. Foreign Holders may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

     If a Foreign Holder is treated as receiving a deemed dividend as a result of the adjustment of the conversion price of the Preferred Securities as described above, such deemed dividend will generally be subject to the same rules.

     Under current regulations, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country for the purpose of determining the applicable income tax treaty rate. Recently finalized Treasury regulations contain certain certification requirements with respect to payments of dividends made after December 31, 2000.

       Conversion

     A Foreign Holder will be subject to the same rules described above under "-- Conversion of Preferred Securities Into Shares" on the conversion of the Preferred Securities into Shares.

       Sale of Preferred Securities or Shares

     A Foreign Holder will not be subject to tax on any gain (except for gain attributable to accrued and unpaid interest, which would be treated as interest subject to the rules described above) recognized upon the sale or other disposition of the Preferred Securities or Shares unless (i) the Foreign Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions apply or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business in the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Annual tax information reporting requirements generally will apply to interest paid or accrued on the Preferred Securities, distributions made with respect to the Shares and sale or redemption proceeds received on the Preferred Securities or the Shares to which it converts, and such amounts may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's U.S. Federal income tax liability, provided the holder provides the required information to the IRS.

     The United States Treasury Department has issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to Foreign Holders after December 31, 2000. Such regulations, among other things, may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of Preferred Securities.

     THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE EXCHANGE OFFER AND OF THE OWNERSHIP OF PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

                          CERTAIN ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, that are subject to ERISA and the Code (all of which are hereinafter referred to as "ERISA Plans") and on persons who are fiduciaries with respect to such ERISA Plans. In accordance with ERISA's general fiduciary standards, before acquiring Preferred Securities in the Exchange Offer, an ERISA Plan fiduciary should determine whether such an acquisition is permitted under the governing ERISA Plan instruments and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, an ERISA Plan fiduciary considering acquiring Preferred Securities in the Exchange Offer should also consider whether such acquisition might constitute or give rise to a prohibited transaction under ERISA or the Code, or whether any exemption to the prohibited transaction rules may apply.

     In addition, under Section 2510.3-101 of the United States Department of Labor Regulations (the "Regulation"), if immediately after any acquisition of Preferred Securities, 25 percent or more of the value of the Preferred Securities is held by ERISA Plans, employee benefit plans not subject to ERISA (for example, governmental plans) and entities whose underlying assets include plan assets by reason of a plan's investment in the entity, then the assets of the Trust (including the Junior Subordinated Debentures) would be treated as assets of ERISA Plans holding Preferred Securities, unless another exemption or exception applied. In such event, the persons providing services with respect to the assets of the Trust may be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets. In order to avoid certain prohibited transactions that might otherwise arise in connection with the Trust assets, each investing ERISA Plan, by its acquisition of Preferred Securities, will be deemed to have directed the Trustee to acquire the Junior Subordinated Debentures and to have approved all of the documents relating to the Trust assets. Moreover, the holders of Preferred Securities will have the right to direct the Property Trustee as to the exercise of remedies in connection with any Event of Default.

     ANY ERISA PLAN PROPOSING TO ACQUIRE PREFERRED SECURITIES IN THE EXCHANGE OFFER SHOULD CONSULT WITH ITS COUNSEL REGARDING THE APPLICATION OF ERISA, THE CODE AND THE REGULATION WITH RESPECT TO AN INVESTMENT IN PREFERRED SECURITIES.

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

Any questions or requests for assistance or for additional copies of this Offering Circular, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent. Holders of Shares may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

                THE INFORMATION AGENT FOR THE EXCHANGE OFFER IS:

                             D.F. KING & CO., INC.
                                77 WATER STREET
                            NEW YORK, NEW YORK 10005
                           TELEPHONE: (800) 848-2998
         FROM OUTSIDE THE U.S. OR CANADA, CALL COLLECT: (212) 269-5550

The Letter of Transmittal, certificates for Shares and any other required documents should be sent or delivered by each holder of the Shares or such holder's broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent at its address set forth below.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                          NORWEST BANK MINNESOTA, N.A.
                              SHAREOWNER SERVICES
                       161 NORTH CONCORD EXCHANGE STREET
                     SOUTH SAINT PAUL, MINNESOTA 55075-1139

                            FACSIMILE TRANSMISSION:
                        (FOR ELIGIBLE INSTITUTIONS ONLY)

                                 (651) 450-4163

                             TO CONFIRM RECEIPT OF
                         NOTICE OF GUARANTEED DELIVERY:

                                 (651) 450-4110